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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 27, 2012

Dear Stockholders:

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of SPIRIT AEROSYSTEMS HOLDINGS, INC. (the "Company"), which will be held on Tuesday, May 1, 2012, at the Hyatt Dulles, located at 2300 Dulles Corner Blvd., Herndon, VA 20171, in the Cirrus Conference Room, at 11:00 A.M. Eastern Time.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

        Your Board of Directors recommends a vote for the (1) election of the nominees for directors and (2) ratification of the selection of the Company's independent registered public accounting firm. You will have an opportunity to submit questions or comments on matters of interest to stockholders generally.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, I urge you to complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy card.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our stockholders as possible.

Sincerely,

Jeffrey L. Turner
 President and Chief Executive Officer

        The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones and other wireless mobile devices have built-in digital cameras, and while these devices may be brought into the venue, the camera function may not be used at any time.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
3801 South Oliver
Wichita, Kansas 67210

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME	Tuesday, May 1, 2012, 11:00 A.M. Eastern Time. Registration will begin at 9:00 A.M. The 2012 Annual Meeting of Stockholders (the "Annual Meeting") will begin at 11:00 A.M.
PLACE	Cirrus Conference Room, Hyatt Dulles, located at 2300 Dulles Corner Blvd., Herndon, VA 20171
AGENDA	1.	Elect nine members of the Board of Directors of the Company to serve until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.
	2.	Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012.
	3.	Transact any other business properly brought before the meeting.
RECORD DATE	You can vote if you were a stockholder at the close of business on March 19, 2012.
MEETING ADMISSION	Registered Stockholders. An admission ticket is attached to your proxy card. Please bring the admission ticket with you to the meeting.

Beneficial Stockholders. Stockholders whose stock is held by a broker or bank (often referred to as "holding in street name") should come to the beneficial stockholders table. In order to be admitted, beneficial stockholders must bring account statements or letters from their brokers or banks showing that they owned the Company's Common stock as of March 19, 2012. In order to vote at the meeting, beneficial stockholders must bring legal proxies, which they can obtain only from their brokers or banks. In all cases, stockholders must bring photo identification to the meeting for admission.
VOTING BY PROXY
Registered Stockholders. Please vote by mail by completing, signing, dating and promptly mailing the proxy card in the enclosed addressed envelope for which no postage is required if mailed in the United States. Any proxy may be revoked at any time prior to its exercise at the meeting.
Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

        The enclosed Proxy Statement is issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of Spirit AeroSystems Holdings, Inc., for use at the Annual Meeting. The Proxy Statement not only describes the items that stockholders are being asked to consider and vote on at the Annual Meeting, but also provides you with important information about our company. Financial and other important information concerning our company is also contained in our 2011 Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

        Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2011 Annual Report are available at http://bnymellon.mobular.net/bnymellon/spr. We began distributing this Proxy Statement, a form of proxy and the 2011 Annual Report on or about March 27, 2012.

By order of the Board of Directors.

Sincerely,

Douglas C. Stuhlsatz
 Interim General Counsel and Acting Secretary
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
March 27, 2012

IMPORTANT

        Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. Promptly voting your shares by completing, signing, dating, and returning the enclosed proxy card will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for Spirit AeroSystems Holdings, Inc.'s
2012 Annual Meeting of Stockholders to be Held on May 1, 2012

This Proxy Statement and our 2011 Annual Report are available at
http://bnymellon.mobular.net/bnymellon/spr. In accordance with SEC rules, this website does not use "cookies", track the identity of anyone accessing the website to view the proxy materials or gather any personal information.

 PROXY STATEMENT
TABLE OF CONTENTS

SPIRIT AEROSYSTEMS HOLDINGS, INC.

3801 South Oliver
Wichita, Kansas 67210

PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

General Information Regarding the Annual Meeting

        This Proxy Statement, which was first mailed to stockholders on or about March 27, 2012 (the "Mailing Date"), is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPIRIT AEROSYSTEMS HOLDINGS, INC. (the "Company"), to be voted at the Company's 2012 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at 11:00 A.M. Eastern Time on Tuesday, May 1, 2012, in the Cirrus Conference Room at the Hyatt Dulles, located at 2300 Dulles Corner Blvd., Herndon, VA 20171, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        Any stockholder signing and returning the enclosed proxy has the power to revoke it by (1) giving written notice of revocation of such proxy to the Company's Corporate Secretary at the address set forth above, (2) completing, signing and submitting a new proxy card relating to the same shares and bearing a later date, or (3) attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. The shares represented by the enclosed proxy will be voted as specified therein if said proxy is properly signed and received by the Company prior to the time of the Annual Meeting and is not properly revoked. The expense of this proxy solicitation will be borne by the Company. The Company's principal executive offices are located at 3801 South Oliver, Wichita, KS 67210.

        The Board has fixed the close of business on March 19, 2012 as the record date (the "Record Date") for determining the holders of Common stock entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 117,081,466 shares of Class A Common stock outstanding, held of record by 263 stockholders. Each outstanding share of Class A Common stock is entitled to one vote. On the Record Date, there were 23,300,699 shares of Class B Common stock outstanding, held of record by 126 stockholders, excluding shares issued to certain employees and directors of the Company which remained subject to certain vesting requirements as of the Record Date, and during the pendency of such requirements may not be voted. Each outstanding share of Class B Common stock is entitled to ten votes. Each outstanding share of Class B Common stock is convertible into one share of Class A Common stock at the option of the holder at any time after vesting.

Vote Required for Approval

        The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. The Company will count abstentions and "broker non-votes" only for the purpose of determining the presence or absence of a quorum. "Broker non-votes" occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter.

        Under the rules of the New York Stock Exchange ("NYSE"), brokers may exercise discretion to vote shares as to which instructions are not given only with respect to certain "routine" matters. Under the NYSE rules, Proposal 2 (ratification of the selection of our independent registered public accounting firm) is considered to be a routine matter. As a result, a stockholder's broker is permitted to vote the stockholder's shares on Proposal 2 at its discretion without instructions from the stockholder.

        Proposal 1 (election of the nine members of the Board) is not considered to be a routine matter. Accordingly, brokerage firms are not permitted to vote shares for which they have not received voting instructions on this proposal.

        With respect to Proposal 1 (election of the nine members of the Board), a plurality of the votes cast in person or by proxy at the Annual Meeting, and entitled to vote on the matter, is necessary for election of each member. As a result, the nine nominees receiving the greatest number of votes will be elected. With respect to Proposal 1, a stockholder may vote "FOR" all nominees, "WITHHOLD" its vote as to all nominees, or vote "FOR" all nominees except those specific nominees from whom the stockholder "WITHHOLDS" its vote. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The Company's stockholders do not have cumulative voting rights. Any shares not voted (whether by abstention, "broker non-vote" or otherwise) will have no impact on the election of the members of the Board.

        Proposal 2 (ratification of the selection of our independent registered public accounting firm) will be approved if stockholders entitled to cast a majority of the votes which all stockholders present, in person or by proxy, are entitled to vote on the matter, vote "FOR" the proposal. With respect to Proposal 2, a stockholder may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions and "broker non-votes" will not be counted as votes "FOR" or "AGAINST" Proposal 2. However, because abstentions and "broker non-votes" will be counted as present at the Annual Meeting, they will have the effect of votes "AGAINST" Proposal 2.

        Votes submitted by mail will be voted by the individuals named on the card (or the individual properly authorized) in the manner indicated. If a stockholder does not specify how shares should be voted, they will be voted in accordance with the Board's recommendations. Stockholders who hold shares in more than one account must vote each proxy and/or voting instruction card received to ensure that all shares owned are voted.

        Votes cast by proxy or in person at the Annual Meeting will be received and tabulated by Computershare Shareowners Services, the Company's transfer agent and the inspector of elections for the Annual Meeting.

Householding of Annual Meeting Materials

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of the Proxy Statement may have been sent to multiple stockholders in a stockholder's household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company's Investor Relations Department by writing to Spirit AeroSystems, Investor Relations, P.O. Box 780008, Wichita, KS, 67278-0008, or by calling (316) 523-7040 or by sending an email request to investorrelations@spiritaero.com. If a stockholder is receiving multiple copies of the Proxy Statement at the stockholder's household and would like to receive a single copy of the Proxy Statement for a stockholder's household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company's Investor Relations Department to request mailing of a single copy of the Proxy Statement.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The Board currently consists of nine directors, as a result of Mr. James Welch's resignation on July 22, 2011 due to his acceptance of an appointment as the Chief Executive Officer of YRC Worldwide, Inc. The Board will consist of nine directors following the Annual Meeting.

        The Company's Corporate Governance and Nominating Committee has nominated each of the nine persons listed below for election as directors. If elected at the Annual Meeting, each of the nine nominees will hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified, or until their death, retirement, resignation or removal. All of the nominees have served as directors of the Company since the 2011 Annual Meeting of Stockholders.

        Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, it is the intention of the proxy holders to vote such proxy for such other person or persons as designated by the present Board to fill such vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the nominees named below. A director must receive a plurality of the votes cast in person or by proxy at the Annual Meeting, entitled to vote on the matter, and voted in favor thereof in order to be elected. As a result, the nine nominees receiving the greatest number of votes will be elected.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

Information Regarding Nominees for Election as Directors

        The following sets forth certain information with respect to the nine nominees for election as directors of the Company at the Annual Meeting, based on information furnished to the Company by each director, and highlights the specific experience, qualifications, attributes and skills of the individual Board members that have led the Corporate Governance and Nominating Committee to conclude that each should continue to serve on the Board:

        Charles L. Chadwell, 71.    Mr. Chadwell became a director of the Company on April 22, 2008. Until his retirement in 2002, Mr. Chadwell served as Vice President and General Manager of Commercial Engine Operations for General Electric Aircraft Engines. Prior to that, he held a variety of general management and senior management positions at General Electric Aircraft Engines. Mr. Chadwell currently serves on the Board of Directors of BE Aerospace, Inc.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Chadwell has significant experience in supply base and manufacturing operations within the commercial aviation industry, gained from his extensive experience with The General Electric Company and his senior management positions at General Electric Aircraft Engines. Mr. Chadwell also brings to the Board experience as a public company director.

        Ivor (Ike) Evans, 69.    Mr. Evans became a director of the Company on November 15, 2006. Mr. Evans has been an Operating Partner at HCI Equity Partners since April 2005. Mr. Evans served as Vice Chairman of Union Pacific Corporation and Union Pacific Railroad from January 2004 through February 2005. From 1998 to February 2005 he was President and Chief Operating Officer of Union Pacific Railroad. Prior to joining Union Pacific in 1998, Mr. Evans held senior management positions at Emerson Electric and Armtek Corporation. Mr. Evans currently serves on the Board of Directors of Meritor, Inc., Cooper Industries plc, Textron Inc. and Roadrunner Transportation Systems, Inc.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Evans provides the Board with a broad level of business experience and knowledge of the commercial aviation and transportation industries, mergers and acquisitions, and finance and capital markets. Mr. Evans also brings to the Board significant public company board experience, including current service as a director of Textron Inc. and Meritor, Inc., each a Fortune 500 company.

        Paul Fulchino, 65.    Mr. Fulchino became a director of the Company on November 15, 2006. From January 2000 until his retirement in February 2010, Mr. Fulchino served as Chairman, President, and Chief Executive Officer of Aviall, Inc. Aviall, Inc. became a wholly-owned subsidiary of The Boeing Company ("Boeing") on September 20, 2006. From 1996 through 1999, Mr. Fulchino was President and Chief Operating Officer of BE Aerospace, Inc., a leading supplier of aircraft cabin products and services. From 1990 to 1996, Mr. Fulchino served in the capacities of President and Vice Chairman of Mercer Management Consulting, Inc., an international general management consulting firm. Earlier in his career, Mr. Fulchino held various engineering positions at Raytheon Company. Mr. Fulchino currently serves on the Board of Directors of Wesco Aircraft Holdings, Inc.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Fulchino possesses extensive knowledge and expertise regarding the commercial aviation industry, the Company's customers and supply base, and compensation and human resource matters. Mr. Fulchino also brings to the Board public company board experience.

        Richard Gephardt, 71.    Mr. Gephardt became a director of the Company on November 15, 2006. Mr. Gephardt was a member of the U.S. House of Representatives from 1977 to 2005 during which time he served as the Majority and Minority Leader. Since 2005, Mr. Gephardt has served as President and CEO of Gephardt Group, a multi-disciplined consulting firm. Mr. Gephardt is also an advisor to Goldman Sachs and Senior Counsel at DLA Piper. Mr. Gephardt currently serves on the Board of Directors of Centene Corporation, CenturyLink, Inc., Ford Motor Company and United States Steel Corporation. From June 2007 to July 2009, Mr. Gephardt served on the Board of Directors of Embarq Corporation and from January 2008 to March 2009, he served on the Board of Directors of Dana Holding Corporation.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Gephardt brings significant governmental affairs and public relations experience to the Board as a former member of the U.S. House of Representatives from 1977 to 2005 (during which time he served as House Majority Leader from 1989 to 1995 and as Minority Leader from 1995 to 2003). Additionally, Mr. Gephardt has significant labor management and union experience and provides a wide range of management consulting services in his capacity as President and CEO of Gephardt Group, a multi-disciplinary consulting firm. Mr. Gephardt also brings to the Board significant public company board experience, including his current service on the Board of Directors of Ford Corporation, Centene Corporation, CenturyLink Inc. and United States Steel Corporation, each a Fortune 500 company.

        Robert Johnson, 64.    Mr. Johnson became a director of the Company on November 15, 2006 and serves as Chairman of the Board. From August 2006 until his retirement in June 2008, Mr. Johnson served as the Chief Executive Officer of Dubai Aerospace Enterprise Ltd. Mr. Johnson was Chairman of Honeywell Aerospace from January 2005 through January 2006, and from 2000 to 2004 he was its President and Chief Executive Officer. From 1994 to 1999 he served as AlliedSignal's President of Marketing, Sales, and Service, and as President of Electronic and Avionics, and earlier as Vice President of Aerospace Services. Prior to joining Honeywell in 1994, he held management positions at AAR Corporation for two years and General Electric Aircraft Engines for 24 years. Mr. Johnson currently serves on the Board of Directors of Ariba, Inc., Roper Industries, Inc. and Spirit Airlines, Inc. From September 2003 to March 2007, Mr. Johnson served on the Board of Directors of Phelps Dodge Corporation.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Johnson has significant experience with commercial aviation, airlines, and aviation suppliers, as well as expertise in marketing, sales, and production arising out of his prior service with Dubai Aerospace Enterprise Ltd., Honeywell Aerospace, AlliedSignal and General Electric Aircraft Engines. Mr. Johnson also brings to the Board significant public company board experience, having served on the boards of directors of a diverse group of public companies, including Phelps Dodge Corporation, a Fortune 500 company.

        Ronald Kadish, 63.    Mr. Kadish became a director of the Company on November 15, 2006. Mr. Kadish served over 34 years with the U.S. Air Force until he retired on September 1, 2004, at the rank of Lieutenant General. During that time, Mr. Kadish served as Director, Missile Defense Agency and Director, Ballistic Missile Defense Organization, both of the Department of Defense ("DoD"). In addition, Mr. Kadish served in senior program management capacities, including the F-16, C-17, and F-15 programs. Since February 15, 2005, he has served as a Vice President at Booz Allen Hamilton. Mr. Kadish currently serves on the Board of Directors of Orbital Sciences Corp.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Kadish provides the Board with unique expertise in military, security, international and governmental matters, including having served three decades with the U.S. Air Force, rising to the rank of Lieutenant General. Mr. Kadish also brings to the Board experience as a public company director.

        Tawfiq Popatia, 37.    Mr. Popatia is a Principal of Onex Corporation (together with its affiliates, "Onex"), which he joined in September 2007, and a senior member of Onex's aerospace and defense industry investment team, which oversees Onex's investment in the Company. Prior to joining Onex, Mr. Popatia worked at the private equity firm of Hellman & Friedman LLC from July 2005 to July 2007. Prior to that, Mr. Popatia worked in the Investment Banking Division of Morgan Stanley & Co. for three years. Previously, Mr. Popatia held positions in the environmental services industry. Mr. Popatia also serves as an Employer Trustee of the International Association of Machinists National Pension Fund.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Popatia provides the Board with considerable experience in capital markets, finance, investing and business and market strategy through his work at Onex, Hellman & Friedman LLC and the Investment Banking Division of Morgan Stanley & Co. In addition, Mr. Popatia has knowledge of Spirit and its relationship with its largest customer, Boeing, as well as knowledge of pension management and labor relations through his involvement with the International Association of Machinists National Pension Fund.

        Francis Raborn, 68.    Mr. Raborn became a director of the Company on November 15, 2006. Until his retirement in 2005, Mr. Raborn served as Vice President and Chief Financial Officer of United Defense Industries, Inc. since its formation in 1994 and as a director since 1997. Mr. Raborn joined FMC Corporation ("FMC"), the predecessor of United Defense Industries, Inc., in 1977 and held a variety of financial and accounting positions, including Controller of FMC's Defense Systems Group from 1985 to 1993 and Controller of FMC's Special Products Group from 1979 to 1985.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Raborn has significant experience in finance, accounting, defense, production and manufacturing, including through his tenure as Vice President and Chief Financial Officer of United Defense Industries, Inc. and his service in a variety of senior financial and accounting positions at FMC Corporation. Mr. Raborn also brings to the Board public company board experience.

        Jeffrey L. Turner, 60.    Mr. Turner became a director of the Company on November 15, 2006, and has served as its President and Chief Executive Officer since June 2006. Since June 16, 2005, he has also served in such capacities for Spirit AeroSystems, Inc. ("Spirit"), the Company's wholly-owned subsidiary and operating company. Mr. Turner joined Boeing in 1973, and was appointed as Vice President-General Manager of Boeing Wichita Division in November 1995. Prior to his appointment as Vice President-General Manager of Boeing Wichita Division, Mr. Turner held various management positions in systems development, quality, production, services and finance in Boeing Computer Services, Boeing Military Airplane Company and Boeing Commercial Airplane Company. Mr. Turner currently serves on the Board of Directors of INTRUST Financial Corp. and Rockwell Collins, Inc.

        Qualifications, Experience, Key Attributes and Skills:    As the Company's President and Chief Executive Officer, Mr. Turner brings a deep understanding of both the aviation industry and of Boeing, the Company's largest customer. Prior to joining the Company, Mr. Turner spent 31 years as an employee, manager and Division Vice President of the Boeing Wichita Division's commercial and governmental business units. In the process, he acquired significant knowledge and experience relative to aviation systems development (commercial and defense), quality, production, supply chain management, manufacturing, labor and finance.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Corporate Governance Information

        The Company's Corporate Governance Guidelines and the charters of the four standing committees of the Board describe the governance practices followed by the Company. The Corporate Governance Guidelines and committee charters are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company's business operations; to make decisions that are independent of the Company's management; and to monitor adherence to the Company's standards and policies. The Corporate Governance Guidelines also are intended to align the interests of the Company's directors and management with those of the Company's stockholders. The Corporate Governance Guidelines establish the practices the Board follows with respect to the obligations of the Board and each director; Board composition and selection; Board meetings and involvement of senior management; chief executive officer performance evaluation and elected officer succession planning; Board committee composition, responsibilities and meetings; director compensation; director orientation and education; stockholders' advisory vote for say-on-pay; and director access to members of management, employees and independent advisors. The Board annually conducts a self-evaluation to assess compliance with the Corporate Governance Guidelines and identify opportunities to improve Board performance.

        The Corporate Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Corporate Governance Guidelines comply with corporate governance requirements contained in the listing standards of the NYSE and make enhancements to the Company's corporate governance policies. As required by the Corporate Governance Guidelines, in 2011 the Corporate Governance and Nominating Committee reviewed the Corporate Governance Guidelines, as well as considered other corporate governance principles that may merit consideration by the Board. As a result of its review, the Corporate Governance and Nominating Committee recommended certain improvements to the Corporate Governance Guidelines and amended the Corporate Governance Guidelines in October 2011.

        Current copies of the Corporate Governance Guidelines and Code of Ethics and Business Conduct are available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

 Director Independence

        The Company is deemed to be a "controlled company" under the rules of the NYSE because more than 50% of the voting power of the Company is held by Onex. See "Information Regarding Beneficial Ownership of Principal Stockholders, Directors, and Management" below. Therefore, the Company qualifies for the "controlled company" exception to the board of directors and committee composition requirements under the rules of the NYSE. Pursuant to this exception, the Company is exempt from the rules that would otherwise require that the Board be comprised of a majority of

"independent directors" and that the Company's Compensation Committee and the Corporate Governance and Nominating Committee be comprised solely of "independent directors," as defined under the rules of the NYSE. The controlled company exception does not modify the independence requirements for the Company's Audit Committee. Accordingly, the Company complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules, which require that the Company's Audit Committee be comprised of independent directors exclusively.

        The Board annually examines and makes a determination of each director's and each nominee's independence based on criteria set forth in the NYSE rules. The Board considers all relevant circumstances when examining director independence. For directors employed by, or serving as directors of, companies with which the Company does business in the ordinary course, the Board examined the amount paid by the Company to those companies and by those companies to the Company. The Board also examined the directors' memberships on other public company boards and private company, civic and not-for-profit boards, as well as any executive positions that the directors may hold and any consulting and other services that they may provide.

        Based on this analysis, the Board has determined that the following directors and nominees meet the standards of independence under the Company's Corporate Governance Guidelines and applicable NYSE listing standards, including that each such director or nominee is free of any relationship that would interfere with his individual exercise of independent judgment: Mr. Chadwell, Mr. Evans, Mr. Johnson, Mr. Kadish, and Mr. Raborn. Although the Company is a "controlled company" within the meaning of NYSE rules and qualifies for an exception to certain board of directors and committee composition requirements under such rules, independent directors currently comprise a majority of the Board, and will continue to comprise a majority following the Annual Meeting if all of the nominees for directors are elected. In contrast, the Company's Compensation Committee and Corporate Governance and Nominating Committee are not comprised solely of independent directors.

Nomination of Directors

        The Corporate Governance and Nominating Committee is responsible for identifying and evaluating qualified potential candidates to serve on the Board and recommending to the Board for its selection those nominees to stand for election as directors at the Company's Annual Meeting of Stockholders. While the Corporate Governance and Nominating Committee has established no minimum eligibility requirements for candidates to serve on the Board, in performing its duties, the Corporate Governance and Nominating Committee considers any criteria approved by the Board or that the Corporate Governance and Nominating Committee deems appropriate, including but not limited to the candidate's judgment, skill, education, diversity, age, relationships, and experience with businesses and other organizations; whether the candidate meets the independence requirements of applicable legal and listing standards; the organization, structure, size, and composition of the Board and the interplay of the candidate's experience with the experience of other Board members; the qualifications and areas of expertise needed to further enhance the deliberations of the Board; whether the candidate maintains a security clearance with the DoD; the requirements of the Special Security Agreement among Onex, the Company and the DoD (the "Special Security Agreement"); and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

        Each potential candidate to serve on the Board must satisfy the requirements of the Company's certificate of incorporation and bylaws, conform to high standards of integrity and ethics, and have a commitment to act in the best interest of the Company and its stockholders. Furthermore, potential candidates are evaluated based on whether they, when considered with all other members of the Board, allow the Company to satisfy the requirements of the Special Security Agreement, which among other things, (i) regulates the number of directors who are representatives of Onex, the number of DoD-approved directors who previously had no relationship with the Company or any entity controlled by Onex ("Outside Directors"), and the number of directors who are cleared officers of the Company ("Officer/Directors"); (ii) requires notice to and approval of the DoD concerning the appointment, removal and replacement of Outside Directors; and (iii) stipulates DoD personnel security clearance-eligibility requirements for Outside Directors and Officer/Directors.

        The Corporate Governance and Nominating Committee will consider stockholder recommendations for candidates to the Board on the same basis that it considers all other candidates recommended to it. To recommend a director candidate to the Corporate Governance and Nominating Committee, a stockholder (other than a holder of the Company's Class B Common stock) must provide the Company with a written notice that contains, to the extent known to the nominating stockholder, (1) the name, age, business address and residence address of the nominating stockholder and the person to be nominated; (2) the total number and class of all shares of capital stock and other securities of the Company that are owned beneficially and of record by the person to be nominated and by the nominating stockholder and, if such securities are not owned solely and directly by the nominating stockholder or the proposed nominee, the manner of beneficial ownership (beneficial ownership has the same meaning as provided in Regulation 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (3) the principal occupation of the proposed nominee; (4) a representation that the nominating stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (5) a description of all arrangements or understandings between the nominating stockholder or any of its affiliates or associates, and any others acting in concert with any of the foregoing, each person to be nominated, and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the nominating stockholder; (6) such other information regarding such nominating stockholder and each person to be nominated by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or was intended to be nominated, by the Board; and (7) the consent of the person to be nominated to serve as a director of the Company, if so elected, to be named in the Company's proxy statement (whether or not nominated), and the consent of the nominating stockholder to be named in the Company's proxy statement (whether or not the Board chooses to nominate the recommended nominee). The Company may request any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the qualifications of the proposed nominee to serve as a director of the Company. If a stockholder wishes to formally nominate a candidate, he or she must follow the procedures described in the Company's bylaws.

        All director candidate recommendations and formal nominations for membership to the Board for the 2013 Annual Meeting of Stockholders must be sent to the Company at the address set forth below and received by the date specified for stockholder proposals. See "Stockholders Proposals to Be Presented at the Next Annual Meeting" below. The Company's presiding officer at the Annual Meeting of Stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Experience, Qualifications, Attributes and Skills of the Members of the Board of Directors

        The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs.

        The Corporate Governance and Nominating Committee is responsible for developing and recommending criteria for director nominees to the Board for approval. As discussed above, while the

Corporate Governance and Nominating Committee has established no minimum eligibility requirements for candidates to serve on the Board, in performing its duties, the Corporate Governance and Nominating Committee considers any criteria approved by the Board or that the Corporate Governance and Nominating Committee deems to be appropriate. All of the Company's Board members share certain qualifications and attributes consistent with the general criteria set forth in the Company's Corporate Governance Guidelines. For example, each of them has unquestioned personal ethics and integrity and possesses specific skills and experience aligned with the Company's strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated certain core business competencies, including high achievement and a record of success, financial literacy, a history of making good business decisions and exposure to best practices. All of the Company's Board members also possess interpersonal skills that maximize group dynamics, including respect for others, strong communication skills and confidence to ask thought-provoking questions. The Board members are enthusiastic about the Company and devote sufficient time to be fully engaged in their roles as Board members. Finally, five of the Company's non-employee directors satisfy the independence requirements of the NYSE and the SEC rules.

        In addition, the Corporate Governance and Nominating Committee annually reviews the Board's requirements for Board members and the appropriate criteria for membership to the Board.

        The Board also recognizes that the Company is more effectively governed when a diversity of viewpoints, backgrounds, opinions, skills, expertise, experiences and industry knowledge are represented on the Board. Accordingly, in October 2011, the Corporate Governance and Nominating Committee adopted the Board of Directors Diversity Policy for considering diversity in identifying nominees for director. The Board of Directors Diversity Policy provides that, in nominating candidates for election to the Board at each Annual Meeting of Stockholders, the Corporate Governance and Nominating Committee and the Board shall select individuals who represent a diversity of viewpoint, professional experience, education, skill, expertise, industry knowledge and such other factors as the Corporate Governance and Nominating Committee and the Board believe would enhance the diversity of the Board and the effective governance of the Company. Accordingly, diversity of thought, experience, gender, race, and ethnic background are considered in the director evaluation process.

        As discussed under the heading "Proposal 1—Information Regarding Nominees for Election as Directors", the Company's directors have experience with businesses that operate in industries in which Spirit operates, including commercial aviation, aviation supply and maintenance, and defense industries, or that involve important skills necessary to advise the Company in strategic areas including finance, general management, labor negotiations, governmental affairs and business strategy. The Corporate Governance and Nominating Committee has taken the specific experience, qualifications, attributes and skills of the individual Board members into account in concluding that each should continue to serve on the Board.

Communications with the Board

        Stockholders and other interested persons may send communications to the Board, the chairman of the Board, individual members of the Board, members of any committee of the Board, or one or more non-management directors by letter addressed to Investor Relations at Spirit AeroSystems Holdings, Inc., 3801 South Oliver, Wichita, KS 67210, or by contacting Investor Relations at (316) 523-7040. These communications will be received and reviewed by the Company's Investor Relations office. The receipt of concerns about the Company's accounting, internal controls, auditing matters, or business practices will be reported to the Company's Audit Committee. The receipt of other concerns will be reported to the appropriate committee(s) of the Board. The Company's employees also can raise questions or concerns confidentially or anonymously using the Company's Ethics Hotline. This hotline provides the Company's employees, suppliers and other stakeholders with a mechanism for reporting unethical activities and/or financial irregularities to the Board anonymously. Such persons are able to file reports via a web based process or a toll free telephone number. Data reported to the Ethics Hotline is reviewed quarterly with the Audit Committee and with the Company's independent registered public accounting firm to help ensure that the Company's ethics and compliance programs remain effective. The Ethics Hotline is operated by a third-party service provider and is available 24 hours a day, 7 days a week and 365 days a year. Receipt of communications clearly not appropriate for consideration by members of the Board, such as unsolicited advertisements, inquiries concerning the products and services of the Company, or harassing communications, are not forwarded to members of the Board.

Board Leadership Structure

        We separate the roles of chief executive officer of the Company and chairman of the Board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the chairman of the Board provides guidance to the chief executive officer, sets the agenda for Board meetings, and presides over meetings of the full Board. Because Mr. Johnson, the chairman of the Board, is not an employee of the Company and has been determined to be an "independent director", as defined under the rules of the NYSE, the Board has not deemed it necessary to appoint a lead independent director. The chairman of the Board also presides at all executive sessions of non-management directors, serves as the focal point for directors regarding resolving conflicts with the chief executive officer or other directors, and coordinating feedback to the chief executive officer on behalf of directors regarding business issues and Board management. The Board generally holds executive sessions four times a year without the chief executive officer or other employees present, unless the presence of the chief executive officer and/or any other employees is requested by the Board.

The Board of Directors' Role in Risk Oversight

        The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to achieve planned long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks of a company and what steps are required to manage those risks, but also understanding what level of risk is appropriate for that company. The involvement of the full Board in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

        The Board's role in the Company's risk oversight process includes receiving regular reports from members of the Company's senior management on areas of material risk to the Company. The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within the organization to enable it to understand the Company's risk identification, risk management and risk mitigation strategies.

        While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Board has delegated to the Audit Committee primary oversight of the risk management process. The Audit Committee focuses on a broad range of legal, financial and operational risks, including internal controls, disclosure issues, contract accounting, Sarbanes-Oxley compliance, Ethics Hotline reports and legal and regulatory issues, including compliance with SEC rules and regulations. The Audit Committee annually reviews a comprehensive annual risk assessment report from the Company's internal auditors. The internal audit report surveys risks throughout the business, focusing on primary areas of risk, including operational, financial, contractual, legal and regulatory, strategic and reputational risks. The

Audit Committee looks at the relative magnitude of these risks and management's mitigation plan, and provides strategic advice to the Company about ways to reduce and contain risk.

        The Government Security Committee of the Board focuses its risk mitigation efforts in the areas of government and International Traffic in Arms Regulations compliance, compliance with the Company's Special Security Agreement with the Defense Security Service, intellectual property protection and segregation, information assurance policies, and information technology security and counter-espionage methodologies.

        In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy. Such incentives are also designed to align our executives' interests with those of our stockholders by tying executive compensation to stockholder return and value.

        Finally, the Board's Corporate Governance and Nominating Committee assists with risk mitigation by ensuring that the Board and its committees are composed of individuals with the appropriate credentials and backgrounds to assist the Company with its risk mitigation efforts, while ensuring that the Company complies with all applicable NYSE, SEC and other public company governance requirements.

Committees of the Board

        The Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Government Security Committee. At the May 3, 2011 Board meeting, Messrs. Chadwell, Evans and Raborn were reappointed to the Audit Committee, Messrs. Fulchino, Gephardt, Johnson and Popatia were reappointed to the Compensation Committee, Messrs. Fulchino, Gephardt, Kadish and Popatia were reappointed to the Corporate Governance and Nominating Committee and Messrs. Chadwell, Evans, Johnson, Kadish, Raborn and Turner were reappointed to the Government Security Committee. Ten meetings of the Audit Committee, seven meetings of the Compensation Committee, four meetings of the Corporate Governance and Nominating Committee, and four meetings of the Government Security Committee were held in 2011.

        Below is a description of the duties and composition of each standing committee of the Board. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities. Directors hold committee memberships for a term of one year until the next Annual Meeting of Stockholders or, if later, until their successors are elected and qualified, or until their death, retirement, resignation or removal.

        Audit Committee.    In accordance with the Company's Audit Committee Charter, the Audit Committee is responsible for, among other things, (1) selecting and overseeing the independent registered public accounting firm; (2) pre-approving the overall scope of the audit and quarterly financial review; (3) reviewing the independent registered public accounting firm's report describing the auditing firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review or peer review of the auditing firm; (4) reviewing and discussing with management, the independent registered public accounting firm and the internal auditor management's accounting policies, significant estimates and assumptions, key accounting decisions, significant findings, major financial and other risk exposures, the steps management has taken to minimize such risks, and management's policies with respect to risk assessment and risk management; (5) reviewing and discussing with management and the independent registered public accounting firm the Company's financial reporting and accounting processes, the Company's financial statements and the independent registered public accounting firm's annual audit report, and the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; (6) overseeing the Company's internal audit function; (7) reviewing and discussing with the independent registered public accounting firm the matters required to be discussed by the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the NYSE rules relating to the conduct of the audit or quarterly review; (8) meeting periodically and separately with management, internal auditors, and the independent registered public accounting firm; (9) reviewing procedures for the receipt, retention, and treatment of complaints, including anonymous complaints from employees, concerning accounting, accounting controls, audit matters and regulatory compliance; (10) preparing the report of the Audit Committee to be included in the Company's proxy statement; (11) conducting a self-evaluation of the performance of the Audit Committee, and reassessing its charter; and (12) reporting to the full Board.

        As required by the Company's Audit Committee Charter, in 2011 the Audit Committee conducted an annual self-evaluation of the performance of the Audit Committee, including its effectiveness and compliance with the Audit Committee Charter, and reviewed and reassessed the adequacy of the Audit Committee Charter. As a result of its annual review, the Audit Committee concluded that its performance for 2011 was effective and in compliance with the Audit Committee Charter, recommended certain improvements to the Audit Committee Charter and amended the Audit Committee Charter in October 2011.

        The Company's Audit Committee consists of Messrs. Chadwell, Evans and Raborn, with Mr. Raborn serving as chairman. All of the committee members have been determined to be independent within the meaning of the NYSE listing standards, and Mr. Raborn has been determined to be an "audit committee financial expert," as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee has a written Audit Committee Charter, the current copy of which can be found under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

        Compensation Committee.    In accordance with the Company's Compensation Committee Charter, the Compensation Committee is responsible for, among other things, (1) developing and modifying, as appropriate, a competitive compensation philosophy and strategy for the Company's directors and executive officers that promotes the recruitment and retention of talented individuals; (2) reviewing and approving goals and objectives with respect to compensation for the Company's chief executive officer; (3) reviewing and approving the evaluation process and compensation structure for the Company's officers; (4) adopting a perquisite allowance policy for senior executives and other officers; (5) reviewing the Company's equity and other stock-based incentive plans, and recommending any changes to those plans; (6) reviewing the Company's incentive compensation arrangements to confirm that incentive pay does not expose the Company to unnecessary or excessive risk, and reviewing the relationship among the Company's risk management policies and practices, corporate strategy and senior executive compensation; (7) reviewing the results of periodic say-on-pay advisory votes by the Company's stockholders and determining the weight to be given to those results in making compensation decisions; (8) reviewing and discussing with management the Compensation Discussion and Analysis section in the Company's annual proxy statement; (9) determining whether employment contracts should be established with senior executive officers and approving the terms of those agreements; (10) discussing the relationship between the Company's executive compensation and financial and share performance; (11) discussing the ratio between the total annual compensation for the Company' s chief executive officer and the median annual compensation of the Company's other employees; (12) adopting a policy, or providing in executive employment agreements, for the clawback of unearned incentive compensation if the Company is required to restate its financials due to material noncompliance with financial reporting requirements; (13) preparing the Compensation Committee's report for inclusion in the Company's proxy statement; (14) reviewing director compensation; (15) conducting a self-evaluation of the performance of the Compensation Committee and reassessing its charter; and (16) reporting to the full Board.

        As required by the Company's Compensation Committee Charter, in 2011 the Compensation Committee conducted an annual self-evaluation of the performance of the Compensation Committee,

including its effectiveness and compliance with the Compensation Committee Charter, and reviewed and reassessed the adequacy of the Compensation Committee Charter. As a result of its annual review, the Compensation Committee concluded that its performance for 2011 was effective and in compliance with the Compensation Committee Charter, recommended certain improvements to the Compensation Committee Charter and amended the Compensation Committee Charter in October 2011.

        The Company's Compensation Committee consists of Messrs. Fulchino, Gephardt, Johnson and Popatia, with Mr. Fulchino serving as chairman. One of the members of the Compensation Committee, Mr. Johnson, is independent within the meaning of the NYSE listing standards. Messrs. Fulchino, Gephardt and Popatia are not independent within the meaning of the NYSE listing standards. The Compensation Committee has a written charter, the current copy of which is available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

        Corporate Governance and Nominating Committee.    In accordance with the Company's Corporate Governance and Nominating Committee Charter, the Company's Corporate Governance and Nominating Committee's purposes are to assist the Board in identifying individuals qualified to become members of the Board consistent with the criteria established by the Board, to determine the composition of the Board and its committees, to develop and implement the Company's corporate governance principles and to oversee risks related to the Company's governance structure or from related person transactions. The Corporate Governance and Nominating Committee is responsible for, among other things, (1) leading the search for and selecting nominees for election as directors; (2) developing qualifications for director candidates; (3) evaluating the composition and size of the Board and its committees; (4) formulating a policy for the consideration of diversity in the identification, evaluation and nomination of director candidates; (5) developing and recommending to the Board a set of corporate governance guidelines, and reviewing and recommending any changes to the guidelines; (6) evaluating and recommending ways to enhance communications and relations with the Company's stockholders; (7) developing and recommending to the Board procedures for the self-evaluation of the Board and its committees and the evaluation of management; (8) periodically evaluating and proposing to the Board for its review, and monitoring, a plan of succession for the chief executive officer and other senior executive officers of the Company, and recommending to the Board candidates for appointment to such positions; (9) assisting the Board in determining the most appropriate organizational format and structure for the Company; (10) reviewing and monitoring compliance with the Company's Code of Ethics and Business Conduct and Insider Trading Policy; (11) reviewing and ratifying or prohibiting any related person transactions or relationships in accordance with the Company's Related Person Transaction Policy, and overseeing the disclosure of related person transactions; (12) conducting a self-evaluation of the performance of the Corporate Governance and Nominating Committee, and reassessing its charter; and (13) reporting to the full Board.

        As required by the Corporate Governance and Nominating Committee Charter, in 2011 the Corporate Governance and Nominating Committee prepared and reviewed with the Board an annual performance evaluation of the committee, which compared the performance of the committee with the requirements of the Corporate Governance and Nominating Committee Charter. As a result of its annual review, the Corporate Governance and Nominating Committee concluded that its performance for 2011 was effective and in compliance with the Corporate Governance and Nominating Committee Charter, recommended certain improvements to the Corporate Governance and Nominating Committee Charter and amended the Corporate Governance and Nominating Committee Charter in October 2011.

        The Company's Corporate Governance and Nominating Committee consists of Messrs. Fulchino, Gephardt, Kadish and Popatia, with Mr. Fulchino serving as chairman. One of the members of the Corporate Governance and Nominating Committee, Mr. Kadish, is independent within the meaning of NYSE listing standards. Messrs. Fulchino, Gephardt and Popatia are not independent within the meaning of the NYSE listing standards. The Corporate Governance and Nominating Committee has a written charter, the current copy of which is available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

        Government Security Committee.    In accordance with the requirements of the Special Security Agreement, the Government Security Committee is comprised of Outside Directors and Directors who are officers of the Company, each of whom is a cleared U.S. resident citizen. The Government Security Committee is responsible to ensure that the Company maintains policies and procedures to safeguard the classified and export-controlled information in the Company's possession, and to ensure that the Company complies with its industrial security agreements and obligations, U.S. export control laws and regulations, and the National Industrial Security Program Operating Manual.

        The Government Security Committee consists of Messrs. Chadwell, Evans, Johnson, Kadish, Raborn and Turner, with Mr. Kadish serving as chairman.

        Other Committees.    The Board may establish other committees as it deems necessary or appropriate from time to time, including special committees.

Board Meetings and Attendance; Attendance at Annual Meeting of Stockholders

        During the fiscal year 2011, there were eight formal meetings of the Board and additional actions by unanimous written consent. All of the incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings (whether regular or special meetings) of the Board (held during the period for which such person was a director), and (ii) the total number of meetings held by all committees of the Board on which the director served (during the period that such director served), with the exception of Mr. Gephardt (who attended 74%). Recognizing that director attendance at the Annual Meeting of Stockholders can provide the Company's stockholders with an opportunity to communicate with Board members about issues affecting the Company, the Company actively encourages the members of the Board to attend its Annual Meeting of Stockholders. The Company held its Annual Meeting of Stockholders for the fiscal year 2010 on May 3, 2011, and it was attended by all members of the Board.

Executive Sessions of Non-Management Directors

        The non-management directors meet in executive session at least four times a year and generally at the end of every regularly scheduled Board meeting to consider such matters as they deem appropriate, without the Company's chief executive officer or other management present. In accordance with NYSE listed company rules, "non-management" directors are all those who are not executive officers of the Company. Among the items that the non-management directors meet privately in executive sessions to review is the performance of the Company's chief executive officer and recommendations of the Compensation Committee concerning compensation for employee directors and other senior executive officers. Mr. Johnson, who serves as the chairman of the Board, acts as the chair of the executive sessions of the non-management directors.

Arrangements and Understandings

        The Company's bylaws provide that during the period that the Company's Special Security Agreement remains in effect, the Board shall be composed of, among other things, one or more representatives of Onex. Accordingly, Mr. Popatia serves on the Board pursuant to such requirement. As long as the Special Security Agreement remains in effect, Mr. Popatia will continue to serve as a member of the Board until each subsequent Annual Meeting of Stockholders of the Company and until his successor is elected and qualified, and will be nominated to stand for re-election as a director of the Company at each such Annual Meeting of Stockholders, unless Mr. Popatia resigns prior thereto or an alternative nomination is made by Onex.

Miscellaneous

        There are no family relationships among executive officers and directors of the Company.

 COMPENSATION OF NON-MANAGEMENT DIRECTORS

        Non-management directors' compensation is set by the Board at the recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee is guided by the following goals: compensation should fairly pay directors for work required in companies similar in size and scope to the Company; compensation should align directors' interests with the long-term interests of the Company's stockholders; and the structure of the compensation should be simple, transparent, and easy for stockholders to understand.

        The Compensation Committee reviews and recommends to the Board for its approval all compensation of the Company's non-employee directors, but no member of the Compensation Committee may act to fix his or her own compensation except as uniformly applied to all of the Company's non-employee directors for their service on the Board.

        In 2005, the Board adopted a Director Stock Plan to provide certain non-employee directors of the Company or Spirit, with the opportunity to acquire equity in the Company through grants of restricted shares of the Company's Class B Common stock. On April 21, 2008, the Board amended the Director Stock Plan to allow for grants of restricted stock units, provide for the grants of restricted shares of the Company's Class A Common stock or restricted stock units to comprise one-half of each non-employee director's annual director fee and provide for a one-year service vesting condition. Upon ceasing to serve as a director, a recipient will forfeit any restricted stock which was granted to him within the one year period prior to his ceasing to serve as a director and in which he has not before then acquired an interest, unless the one-year service requirement is waived by the Board. Under the Director Stock Plan, from inception through December 31, 2011, the Company's and Spirit's non-employee directors have received grants of an aggregate of 390,000 shares of Class B restricted Common stock, 10,129 restricted stock units and 130,387 shares of Class A restricted Common stock. Because of his affiliation with Onex and the Company's management arrangements with Onex (see "Certain Relationships and Related Transactions" below), Mr. Popatia did not receive any restricted stock grants from the Company.

        In 2009, the Compensation Committee reviewed benchmark Board compensation data from Towers Watson (using a peer group established by revenue level), and Spirit's peer group of listed aerospace and defense companies and decided to set Company director compensation at the 75th percentile level to account for growth projections, the international nature of Spirit's business, and the desire to maintain the high quality of board appointments. In 2010 and 2011, the Compensation Committee reviewed benchmark Board compensation data for Fortune 500 companies prepared by Towers Watson and decided not to make any changes to Company director compensation, although it agreed to further evaluate compensation in 2012.

        Non-management directors receive an annual board retainer fee of $150,000 for their service as Board members. In 2011, the annual board retainer fee paid in respect of Mr. Popatia was paid in cash to Onex Partners Advisor LP. Other than with respect to Mr. Popatia, annual board retainer fees are paid in accordance with the terms of the Director Stock Plan. Under the Director Stock Plan, at least 50% of the annual board retainer fee is required to be paid in either shares of restricted Common stock or restricted stock units of the Company, which are subject to a one-year time-vesting requirement. Directors have the option to receive the remaining 50% of their compensation in cash, restricted stock or restricted stock units. Non-management directors who serve on the Audit Committee of the Board or as chairs of one of its committees receive additional individual cash retainer fees. The chairman of the Board receives an additional annual retainer fee of $30,000, the chairman of the Audit Committee receives an additional annual retainer fee of $15,000, the chairman of each of the Board's other committees receives an additional annual retainer fee of $7,500 and each of the non-management directors who serve on the Audit Committee receive an additional annual retainer fee of $10,000. Mr. Popatia's additional annual retainer fee for serving as the chairman of the Corporate Governance and Nominating Committee, prorated for his service on the committee during the first quarter of fiscal year 2011, was paid to Onex Partners Advisor LP. No additional fees are paid for attending Board or committee meetings. The annual Board retainer fees and additional individual retainer fees are payable quarterly in arrears to all directors who have served the full quarter ended prior to the date of payment. No additional or other compensation is paid to the Company's executive officers who are also members of the Board. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their director services. Occasionally, certain perquisites or personal benefits are provided to non-management directors under the same general standards as perquisites or personal benefits are provided to the Company's executive officers. Beginning with the adoption of the Perquisite Allowance Plan in November 2011, perquisites and personal benefits have been provided to non-management directors and to Mr. Turner under the standards described in the Company's Perquisite Allowance Plan, which is discussed below in the Compensation Discussion & Analysis section. All compensation paid to Mr. Turner is described in the executive compensation tables and narrative below under the caption "Executive Compensation". Fees earned or paid to non-management directors in 2011 are listed in the "Director Compensation for Fiscal Year 2011" table below.

        In May 2011, the Board modified the minimum stockholding requirement for non-employee directors, other than for any Onex-designated director (currently Mr. Popatia), who is deemed to be in compliance due to Onex's stock ownership. Each existing non-employee director is expected to accumulate over four years of service on the Board (beginning on the later of (i) the initial adoption of a minimum stockholding requirement in April 2009 and (ii) the initial appointment of the director to the Board) and thereafter, while serving on the Board, to continue to hold at least the greater of (1) the number of shares of our Common stock with an aggregate market value of $225,000 and (2) 10,000 shares. In an effort to mitigate the impact of fluctuations in the Company's stock price on compliance with the stockholding requirements, the Company's stock will be valued by using the rolling average share price over the previous four calendar quarters. The closing stock price on the last trading day of each calendar quarter over a one-year period will be used to calculate such average. Restricted stock units held by directors are counted in determining whether the minimum stockholding requirements are satisfied. Newly appointed members of the Board are permitted four full years of service on the Board during which to attain the minimum stockholding requirement.

Director Compensation for Fiscal Year 2011

        The following table presents information concerning compensation attributable to the Company's non-management directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)		All Other Compensation ($)(5)	Total ($)
Charles L. Chadwell	47,500	112,523		—	160,023
Ivor Evans	85,000	75,015		—	160,015
Paul Fulchino	13,125	150,007		—	163,132
Richard Gephardt	75,000	75,015		—	150,015
Robert Johnson	105,000	75,015		—	180,015
Ronald Kadish	82,500	75,015		—	157,515
Tawfiq Popatia(1)	151,875	—		—	151,875
Francis Raborn	100,000	75,015		—	175,015
James L. Welch(2)	63,750	75,015	(4)	—	138,765

(1)
The fees for Mr. Popatia were paid to Onex Partners Advisor LP.

(2)
Mr. Welch resigned from his position as a member of the Board on July 22, 2011.

(3)
Represents the full aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board's (FASB) authoritative guidance on stock-based compensation accounting, for awards of restricted stock and restricted stock units granted in 2011. Additional information concerning the Company's accounting for restricted stock and restricted stock unit awards may be found in Note 15 to the Company's consolidated financial statements in its Annual Report on Form 10-K for 2011.

(4)
Mr. Welch received a stock award valued at $75,015 in 2011, which he forfeited upon his resignation described in (2) above.

(5)
The amount of perquisites and other personal benefits has been excluded for all directors as the total value of each director's perquisites and other personal benefits was less than $10,000.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Related-person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. The Board reviews such matters as they pertain to transactions with related persons as described by Item 404(a) of the SEC's Regulation S-K. Certain of the related-person transactions disclosed in this Proxy Statement were in existence either prior to the acquisition of the assets of Spirit from Boeing (the "Boeing Acquisition") in June 2005 or the initial public offering of the Company's Class A Common stock in November 2006. In deciding whether to continue to allow these related-person transactions involving a director, executive officer, or their immediate family members, the Board considered, among other factors:

  •
  information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;

  •
  the nature of the transactions and the costs to be incurred by the Company or payments to the Company;

  •
  an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated persons;

  •
  the business advantage the Company would gain by engaging in the transaction; and

  •
  an analysis of the significance of the transaction to the Company and to the related person.

        The Board determined that the related person transactions disclosed herein are on terms that are fair and reasonable to the Company, and which are as favorable to the Company as would be available from non-related entities in comparable transactions. The Board believes that there is a Company business interest supporting the transactions and that the transactions meet the same Company standards that apply to comparable transactions with unaffiliated entities.

        The Board has adopted a written Related Person Transaction Policy that is communicated to the appropriate level of management and is posted under the "Investor Relations" portion of the Company's website, www.spiritaero.com. Under the policy, a related person transaction is (1) any financial transaction (including any indebtedness or guarantee of indebtedness) in which the Company or any of its subsidiaries was, is, or will be a participant, where the amount involved exceeds $120,000 within a 24-month period, and in which a Related Person (as defined in the policy) had, has, or will have a direct or indirect "material interest" as determined by the Corporate Governance and Nominating Committee, or (2) any business, consulting, professional or similar relationship which a related person had, has or will have, directly or indirectly, with any material customer or supplier, where the amount of compensation involved exceeds $120,000 within a 24-month period.

        The Corporate Governance and Nominating Committee is responsible for reviewing these transactions and may take into consideration, among other things, (1) the materiality of the transaction; (2) the actual or perceived conflict of interest between the Company and the related person; (3) whether any products or services provided by the related person are provided on an arms'-length basis on terms comparable to those provided by unrelated third persons; (2) whether any products or services provided by the related person are of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources; (4) the nature of the transactions and the costs to be incurred by the Company or payments to the Company; (5) the potential impact of the transaction on the Company's relations with its customers, suppliers, stockholders and securities markets; (6) the Company's Corporate Governance Guidelines and Code of Ethics and Business Conduct; (7) the potential impact of the transaction on the objectivity of the related person; and (8) the best interests of the Company and its stockholders.

        After review of the relevant facts and circumstances, if the Corporate Governance and Nominating Committee concludes that the related person transaction is in, or is not opposed to, the best interests of the Company and its stockholders, it may approve or ratify the transaction. If the Corporate Governance and Nominating Committee declines to approve or ratify any related person transaction, the Company's general counsel, in coordination with the affected business unit or corporate function, will review the transaction, determine whether it should be terminated or amended in a manner that is acceptable to the Corporate Governance and Nominating Committee, and advise the committee of his or her recommendation. The Corporate Governance and Nominating Committee will then consider the recommendation at its next meeting. If the general counsel does not ultimately recommend the transaction to the Corporate Governance and Nominating Committee, or if the Corporate Governance and Nominating Committee does not approve the transaction, the proposed transaction will not be pursued or, if the transaction has already been entered into, the Corporate Governance and Nominating Committee will determine an appropriate course of action with respect to the transaction.

        As a result of its annual review, the Corporate Governance and Nominating Committee and the General Counsel recommended certain improvements to the Related Person Transaction Policy and amended the Related Person Transaction Policy in October 2011.

        Below are the transactions that occurred or have continued since the beginning of the fiscal year 2011, or any currently proposed transactions, in which, to the Company's knowledge, the Company was or is a party and the amount involved exceeded $120,000, and in which any director, director nominee, executive officer, holder of more than 5% of any class of the Company's Common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. As required by the Related Person Transaction Policy, in 2011 the Corporate Governance and Nominating Committee reviewed such previously approved or ratified related person transactions and to the extent that they remain ongoing, determined that they should continue.

        Onex Partners II LP (an affiliate of Onex) owns approximately a 49% interest in Hawker Beechcraft, Inc. ("Hawker"). Spirit's Prestwick facility provides wing components for the Hawker 800 Series manufactured by Hawker. For the twelve months ended December 31, 2011, sales to Hawker were $10.2 million.

        Mr. Turner, the Company's president and chief executive officer, is a member of the Board of Directors of INTRUST Bank, a Wichita, Kansas bank that provides banking services to Spirit. In connection with the banking services provided to Spirit, the Company pays fees consistent with commercial terms that would be available to unrelated third parties.

        In addition, the Company paid approximately $0.2 million, including reimbursement of expenses, to Onex during the fiscal year 2011 for various consulting services rendered by it to the Company.

 STOCK OWNERSHIP

Information Regarding Beneficial Ownership of Principal Stockholders, Directors and Management

        The following table sets forth, as of the Record Date (unless otherwise stated below), information regarding the beneficial ownership of the Company's Class A Common stock and Class B Common stock by all directors, the Company's chief executive officer, chief financial officer and the three most highly compensated executive officers other than the chief executive officer and chief financial officer, who were serving as executive officers at the end of the last fiscal year (collectively, the "Named Executive Officers"), and the Company's directors and all executive officers as a group. It also sets forth the ownership of any person or group who is known by the Company to be the beneficial owner of more than five percent of either class of the Company's Common stock, together with such beneficial owner's address.

Name	Title of Class of Shares Owned	Amount and Nature of Beneficial Ownership		Percentage of Class A Common Stock(+)	Percentage of Class B Common Stock(+)		Percentage of Total Voting Power(+)
Five Percent Stockholders
Onex Corporation	Class B	22,411,638	(1)	—	96.2%	(1)	64.0% (1)
161 Bay Street, P.O. Box 700
Toronto, Ontario M5J 2S1 Canada
Onex Partners LP
OAH Wind LLC
Onex Spirit Co-Invest LP
Artisan Partners Holdings LP	Class A	11,283,079	(2)	9.6%	—		3.2%
Artisan Investment Corporation
Artisan Partners Limited Partnership
Artisan Investments GP LLC
ZFIC, Inc
Andrew A. Ziegler
Carlene M. Ziegler
Artisan Partners Funds, Inc.
875 East Wisconsin Avenue,
Suite 800
Milwaukee, Wisconsin 53202
BlackRock, Inc.	Class A	9,926,018	(3)	8.5%	—		2.8%
40 East 52nd Street
New York, New York 10022
Scopia Management Inc.	Class A	8,675,750	(4)	7.4%	—		2.5%
Matthew Sirovich
Jeremy Mindich
152 West 57th Street
33rd Floor
New York, New York 10019
Orbis Investment Management Limited	Class A	6,783,728	(5)	5.8%	—		1.9%
Orbis Asset Management Limited
Orbis House, 25 Front Street
Hamilton HM 11 Bermuda
Goldman Sachs Asset Management, L.P.	Class A	6,377,484	(6)	5.4%	—		1.8%
GS Investment Strategies, LLC
200 West Street
New York, New York 10282
Piper Jaffray Companies	Class A	6,115,136	(7)	5.2%	—		1.7%
Advisory Research, Inc.
800 Nicollet Mall
Suite 800
Minneapolis, Minnesota 55402

Name	Title of Class of Shares Owned	Amount and Nature of Beneficial Ownership		Percentage of Class A Common Stock(+)	Percentage of Class B Common Stock(+)	Percentage of Total Voting Power(+)
Directors and Executive Officers
Charles L. Chadwell	Class A	22,721	(8)	*	—	*
Ivor Evans	Class A	15,050	(9)	*	—	*
	Class B	1,691		—	*	*
Paul Fulchino	Class A	27,495	(10)	*	—	*
	Class B	1,691		—	*	*
Richard Gephardt	Class A	16,661	(11)	*	—	*
Robert Johnson	Class A	13,184	(12)	*	—	*
Ronald Kadish	Class A	28,015	(13)	*	—	*
Tawfiq Popatia	Class A	—		—	—	—
Francis Raborn	Class A	15,050	(14)	*	—	*
	Class B	22,500	(15)	—	*	*
Jeffrey L. Turner	Class A	184,753	(16)	*	—	*
	Class B	377,932	(17)	—	1.6%	1.1%
Philip D. Anderson	Class A	16,079	(18)	*	—	*
John Lewelling	Class A	37,194	(19)	*	—	*
	Class B	37,129	(20)	—	*	*
Richard R. Buchanan	Class A	29,563	(21)	*	—	*
	Class B	318	(22)	—	—	*
Michael G. King	Class A	26,082	(23)	*	—	*
	Class B	—	(24)	—	—	*
All directors and executive officers as a group (19 persons)	Class A	557,449	(25)	*	—	*
	Class B	477,869	(25)	—	2.1%	1.4%

*
Represents beneficial ownership of less than 1%.

(+)
Class A Common stock has one vote per share. Class B Common stock has ten votes per share. Each outstanding share of Class B Common stock is convertible at any time after vesting, at the option of the stockholder, into one share of Class A Common stock.

(1)
Includes the following: (i) 12,583,318 shares of Class B Common stock held by Onex Partners LP (representing 54.0% of Class B Common Stock and 35.9% of total voting power); (ii) 5,949,997 shares of Class B Common stock held by OAH Wind LLC (representing 25.6% of Class B Common Stock and 17.0% of total voting power); (iii) 366,738 shares of Class B Common stock held by Wind EI II LLC (representing 1.6% of Class B Common Stock and 1.0% of total voting power); (iv) 128,303 shares of Class B Common stock held by Onex U.S. Principals LP; and (v) 3,383,282 shares of Class B Common stock held by Onex Spirit Co-Invest LP (representing 14.5% of Class B Common Stock and 9.7% of total voting power). Onex Corporation may be deemed to own beneficially the shares of Class B Common stock held by (a) Onex Partners LP, through Onex Corporation's ownership of all of the common stock of Onex Partners GP, Inc., the general partner of Onex Partners GP LP, the general partner of Onex Partners LP; (b) OAH Wind LLC, through Onex Corporation's ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings Subco LLC, which owns all of the equity of OAH Wind LLC; (c) Wind EI II LLC, through Onex Corporation's ownership of Onex American Holdings II LLC, which owns all of the voting power of Wind Executive Investco LLC, which owns all of the equity of Wind EI II LLC; (d) Onex U.S. Principals LP through Onex Corporation's ownership of all of the equity of Onex American Holdings GP LLC, the general partner of Onex U.S. Principals LP; and (e) Onex Spirit

  Co-Invest LP, through Onex Corporation's ownership of all of the common stock of Onex Partners GP, Inc., the general partner of Onex Partners GP LP, the general partner of Onex Spirit Co-Invest LP. Onex Corporation disclaims such beneficial ownership. In addition, (i) all of the shares of Class B Common stock owned by Onex Partners LP may be deemed owned beneficially by each of Onex Partners GP LP, and Onex Partners GP, Inc., (ii) all of the shares of Class B Common stock owned by OAH Wind LLC may be deemed owned beneficially by each of Onex American Holdings Subco LLC and Onex American Holdings II LLC, and (iii) all of the shares of Class B Common stock owned by Onex Spirit Co-Invest LP may be deemed owned beneficially by each of Onex Partners GP LP and Onex Partners GP, Inc.

  Mr. Gerald W. Schwartz, the Chairman, President, and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to own beneficially all of the shares of the Company's Class B Common stock owned beneficially by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership.

  The addresses of the five percent stockholders, in addition to Onex Corporation, are as follows: Onex Partners LP—c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019; OAH Wind LLC—421 Leader Street, Marion, Ohio 43302; Onex Spirit Co-Invest LP—c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(2)
Information is based on an amended Schedule 13G filed by Artisan Partners Holdings LP ("Artisan Holdings"), Artisan Investment Corporation, the general partner of Artisan Holdings ("Artisan Corp."), Artisan Partners Limited Partnership ("Artisan Partners"), Artisan Investments GP LLC, the general partner of Artisan Partners ("Artisan Investments"), ZFIC, Inc., the sole stockholder of Artisan Corp. ("ZFIC"), Andrew A. Ziegler, Carlene M. Ziegler and Artisan Partners Funds, Inc. ("Artisan Funds") on February 6, 2012. Each of Artisan Holdings, Artisan Corp., Artisan Partners, Artisan Investments, ZFIC, Artisan Funds, Mr. Ziegler and Ms. Ziegler reported beneficial ownership of 11,283,079 shares of Class A Common stock, including 7,805,079 shares of Class A Common stock beneficially owned by Artisan Funds. According to the Schedule 13G, each of the foregoing entities, with the exception of Artisan Funds, has shared voting power over 10,951,579 reported shares and shared dispositive power over 11,283,079 reported shares and Artisan Funds has the shared voting and dispositive power over 7,805,029 shares.

(3)
Information is based on an amended Schedule 13G filed by BlackRock, Inc., a corporation formed under the laws of the State of Delaware ("Blackrock"), on February 10, 2012. BlackRock reported 9,926,018 shares of Class A Common stock beneficially owned by it and certain of its affiliates. According to the Schedule 13G, BlackRock has the sole voting and dispositive power over the reported shares.

(4)
Information is based on a Schedule 13G filed by Scopia Management Inc., a corporation formed under the laws of the State of New York ("Scopia"), Matthew Sirovich and Jeremy Mindich on February 10, 2012. Each of Scopia, Mr. Sirovich and Mr. Mindich reported beneficial ownership of 8,675,750 shares of Class A Common stock. According to the Schedule 13G, each of Scopia, Mr. Sirovich and Mr. Mindich has shared voting power and shared dispositive power over 8,675,750 shares.

(5)
Information is based on an amended Schedule 13G filed by Orbis Investment Management Limited ("OIML") and Orbis Asset Management Limited ("OAML"), companies formed under the laws of Bermuda, on February 14, 2012. OIML and OAML reported 6,771,921 and 11,807 shares of Class A Common stock beneficially owned by them, respectively. According to the amended Schedule 13G, OIML and OAML have the sole voting and sole dispositive power over 6,771,921 and 11,807 reported shares, respectively.

(6)
Information is based on a Schedule 13G filed by Goldman Sachs Asset Management LP, a limited partnership formed under the laws of the State of Delaware ("GSAM"), and GS Investment Strategies, a limited liability company formed under the laws of the State of Delaware ("GSIS"), on February 10, 2012. Each of GSAM and GSIS reported 6,377,484 shares of Class A Common stock beneficially owned by it. According to the Schedule 13G, each of GSAM and GSIS has shared voting power over 5,885,996 shares and shared dispositive power over 6,377,484 shares.

(7)
Information is based on a Schedule 13G filed by Piper Jaffray Companies, a corporation formed under the laws of the State of Delaware ("Piper Jaffray"), on behalf of itself and its affiliate, Advisory Research, Inc ("ARI") on February 14, 2012. Piper Jaffray reported 6,115,136 shares of Class A Common stock beneficially owned by it and ARI. According to the Schedule 13G, Piper Jaffray has shared voting power and shared dispositive power over 6,115,136 shares.

(8)
Includes (i) 4,339 restricted stock units for which benefits will be paid, at the Board's option, in cash or shares of the Company's Class A Common stock at market value of the Company's Class A Common stock upon Mr. Chadwell's termination of service with the Company and its affiliates, and (ii) 4,776 shares which will vest on May 10, 2012 if Mr. Chadwell remains a member of the Board at that time.

(9)
Includes 3,184 shares which will vest on May 10, 2012 if Mr. Evans remains a member of the Board at that time.

(10)
Includes 6,367 shares which will vest on May 10, 2012 if Mr. Fulchino remains a member of the Board at that time.

(11)
Includes (i) 5,790 restricted stock units for which benefits will be paid, at the Board's option, in cash or shares of the Company's Class A Common stock at market value of the Company's Class A Common stock upon Mr. Gephardt's termination of service with the Company and its affiliates, and (ii) 3,184 shares which will vest on May 10, 2012 if Mr. Gephardt remains a member of the Board at that time.

(12)
Represents (i) 10,000 shares owned by the RDJ Trust of which Mr. Johnson is a beneficial owner as a trustee of the RDJ Trust, and (ii) 3,184 shares which will vest on May 10, 2012 if Mr. Johnson remains a member of the Board at that time.

(13)
Includes (i) 11,866 shares owned by the Ronald T. Kadish Trust of which Mr. Kadish is a beneficial owner as a trustee of the Ronald T. Kadish Trust, and (ii) 3,184 shares which will vest on May 10, 2012 if Mr. Kadish remains a member of the Board at that time.

(14)
Represents shares owned by the Francis Raborn Revocable Trust of which Mr. Raborn is a beneficial owner as a trustee of the Francis Raborn Revocable Trust, and includes 3,184 shares which will vest on May 10, 2012 if Mr. Raborn remains a member of the Board at that time.

(15)
Represents shares owned by the Francis Raborn Revocable Trust of which Mr. Raborn is a beneficial owner as a trustee of the Francis Raborn Revocable Trust.

(16)
Includes 36,592 shares which will vest on May 4, 2012 and 71,655 shares which will vest on May 5, 2012 if Mr. Turner continues to be employed by the Company or any of its subsidiaries on those vesting dates. In addition, Mr. Turner has (i) 15,140 shares of Class A Common stock which will vest on February 24, 2013, (ii) 36,592 shares of Class A Common stock which will vest on May 4, 2013, (iii) 71,655 shares of Class A Common stock which will vest on May 5, 2013, (iv) 35,371 shares of Class A Common stock which will vest on May 10, 2013, (v) 36,592 shares of Class A Common stock which will vest on May 4, 2014, (vi) 35,371 shares of Class A Common stock which will vest on May 10, 2014 and (vii) 35,371 shares of Class A Common stock which will vest on May 10, 2015, in each case, if Mr. Turner continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(17)
On June 17, 2005 and August 1, 2005, Mr. Turner was granted an aggregate of 1,440,000 shares of restricted Class B Common stock. Of those shares 163,897 are still subject to vesting upon certain liquidity events if certain performance criteria are met.

(18)
Includes 5,642 shares which will vest on May 4, 2012 and 3,819 shares which will vest on May 5, 2012 if Mr. Anderson continues to be employed by the Company or any of its subsidiaries on those vesting dates. In addition, Mr. Anderson has (i) 3,140 shares of Class A Common stock which will vest on February 24, 2013, (ii) 5,642 shares of Class A Common stock which will vest on May 4, 2013, (iii) 2,779 shares of Class A Common stock which will vest on May 5, 2013, (iv) 6,084 shares of Class A Common stock which will vest on May 10, 2013, (v) 5,642 shares of Class A Common stock which will vest on May 4, 2014, (vi) 6,084 shares of Class A Common stock which will vest on May 10, 2014 and (vii) 6,084 shares of Class A Common stock which will vest on May 10, 2015, in each case, if Mr. Anderson continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(19)
Includes 5,789 shares which will vest on May 4, 2012 and 13,985 shares which will vest on May 5, 2012 if Mr. Lewelling continues to be employed by the Company or any of its subsidiaries on those vesting dates. In addition, Mr. Lewelling has (i) 4,646 shares of Class A Common stock which will vest on February 24, 2013, (ii) 5,789 shares of Class A Common stock which will vest on May 4, 2013, (iii) 13,985 shares of Class A Common stock which will vest on May 5, 2013, (iv) 5,306 shares of Class A Common stock which will vest on May 10, 2013, (v) 5,788 shares of Class A Common stock which will vest on May 4, 2014, (vi) 5,306 shares of Class A Common stock which will vest on May 10, 2014 and (vii) 5,305 shares of Class A Common stock which will vest on May 10, 2015, in each case, if Mr. Lewelling continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(20)
On February 20, 2006, Mr. Lewelling was granted an aggregate of 360,000 shares of restricted Class B Common stock. Of those shares, 43,818 shares are still subject to vesting upon certain liquidity events if certain performance criteria are met.

(21)
Includes 6,368 shares which will vest on May 4, 2012 and 11,975 shares which will vest on May 5, 2012 if Mr. Buchanan continues to be employed by the Company or any of its subsidiaries on those vesting dates. In addition, Mr. Buchanan has (i) 3,736 shares of Class A Common stock which will vest on February 24, 2013, (ii) 6,367 shares of Class A Common stock which will vest on May 4, 2013, (iii) 11,975 shares of Class A Common stock which will vest on May 5, 2013, (iv) 5,837 shares of Class A Common stock which will vest on May 10, 2013, (v) 6,367 shares of Class A Common stock which will vest on May 4, 2014, (vi) 5,836 shares of Class A Common stock which will vest on May 10, 2014 and (vii) 5,836 shares of Class A Common stock which will vest on May 10, 2015, in each case, if Mr. Buchanan continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(22)
Between June 16, 2005 and August 1, 2005, Mr. Buchanan was granted an aggregate of 120,000 shares of restricted Class B Common stock. Of those shares, 14,434 are still subject to vesting upon certain liquidity events if certain performance criteria are met.

(23)
Includes 5,905 shares which will vest on May 4, 2012 and 10,957 shares which will vest on May 5, 2012 if Mr. King continues to be employed by the Company or any of its subsidiaries on those vesting dates. In addition, Mr. King has (i) 3,160 shares of Class A Common stock which will vest on February 24, 2013, (ii) 5,904 shares of Class A Common stock which will vest on May 4, 2013, (iii) 10,956 shares of Class A Common stock which will vest on May 5, 2013, (iv) 5,412 shares of Class A Common stock which will vest on May 10, 2013, (v) 5,904 shares of Class A Common stock which will vest on May 4, 2014, (vi) 5,412 shares of Class A Common stock which will vest on May 10, 2014, and (vii) 5,412 shares of Class A Common stock which will vest on May 10,

  2015, in each case, if Mr. King continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(24)
On July 18, 2005 and February 17, 2006, Mr. King was granted an aggregate of 180,000 shares of restricted Class B Common stock. Of those shares, 21,652 are still subject to vesting upon certain liquidity events if certain performance criteria are met.

(25)
Includes shares issued to employees and directors of the Company which are subject to certain vesting requirements and may vest within 60 days of the Record Date and excludes other shares issued to employees and directors of the Company which are subject to certain longer vesting requirements.

Compensation Committee Interlocks and Insider Participation

        None of the Company's executive officers served during fiscal year 2011 or currently serves, and the Company anticipates that none will serve, as a member of the board of directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company's Board or Compensation Committee. Mr. Popatia serves on the Company's Compensation Committee and has a relationship that qualified as a related person transaction. See "Certain Relationships and Related Transactions" concerning this relationship.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, or "Section 16(a)," requires that directors, executive officers, and persons who own more than ten percent of any registered class of a company's equity securities, or "reporting persons," file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Reporting persons holding the Company's stock are required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file.

        To the Company's knowledge, based solely on the Company's review of copies of these reports, and written representations from such reporting persons, the Company believes that all filings required to be made by reporting persons holding the Company's stock were timely filed for the year ended December 31, 2011, in accordance with Section 16(a).

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

        This Compensation Discussion and Analysis contains statements regarding our performance targets and goals. These targets and goals are discussed in the limited context of our compensation program and should not be considered statements of our management's expectations or estimates of our results or other guidance. We specifically caution investors not to apply these statements to other contexts.

 Overview

        The Compensation Committee of the Board has responsibility for establishing, implementing and monitoring compliance with our compensation philosophy. The Compensation Committee seeks to ensure that the compensation paid to our Named Executive Officers is reasonable and competitive. Generally, the Compensation Committee strives for internal equity among our Named Executive Officers and, accordingly, the types of compensation and benefits offered to our Named Executive Officers are consistent among the group.

General Philosophy and Objectives

        The Compensation Committee carries out the Board's overall responsibility relating to compensation of our executive officers. The Compensation Committee's philosophy and primary objectives in establishing compensation policies for our executive officers are to:

  •
  Attract, retain, and motivate highly qualified executive officers by offering total compensation that is competitive with that offered by similarly situated companies and that maintains a substantial portion of total compensation at-risk;

  •
  Provide differentiated compensation levels to reflect differing performance levels and responsibilities among our executive officers;

  •
  Promote and reward the achievement of our short and long-term objectives that the Board and management believe will lead to sustained profitability and long-term growth in stockholder value through the incorporation of measurable performance objectives into the compensation arrangement; and

  •
  Align the interests of our executive officers with those of our stockholders by tying executive compensation to stockholder return and value.

        As discussed later in this Compensation Discussion and Analysis, on an aggregate basis, the Compensation Committee sets total compensation of our executive officers, generally targeting market median levels, with base salaries below the market median and the variable portion of our executive officers' compensation above the market median. In addition, the Compensation Committee offers long-term incentives for retention purposes.

Role of Executive Officers and the Compensation Committee in Compensation Decisions

        With respect to the compensation of our executive officers, the Compensation Committee is responsible for developing and modifying, as appropriate, a competitive compensation philosophy and strategy, which includes:

  •
  Making recommendations to the full Board on the performance goals and objectives for compensation of our senior executive officers and reviewing and approving annually the performance evaluation process and compensation structure with respect to our senior executive officers. In setting the senior executive officers' compensation, the Compensation Committee annually evaluates the senior executive officers' performance in relation to the goals and objectives established by the Board, and with respect to our chief executive officer, reviews the chief executive officer's self-evaluation, and makes a recommendation to the full Board. Based upon these evaluations, the Compensation Committee reviews and approves our chief executive officer's and our other senior executive officers' annual compensation, including salary, bonus, equity, non-equity incentive compensation, perquisites and other similar arrangements for such senior executive officers and whether to award the chief executive officer and our other senior executive officers an annual discretionary bonus.

  •
  Overseeing our management's decisions, including those of our chief executive officer, regarding the performance evaluation process and compensation structure with respect to our other executive officers. This includes approving the annual salary, bonus, incentive and non-incentive equity compensation, benefit plans and perquisites and other similar arrangements for such executive officers.

  •
  Reviewing and approving, together with our chief executive officer, annual discretionary cash bonuses to our other executive officers. The Compensation Committee generally approves, on an annual basis, a pool to award as discretionary cash bonuses to employees of the Company and our subsidiaries, including executive officers, based upon a recommendation by our chief executive officer. The Compensation Committee approves all individual discretionary bonuses granted from this pool.

  •
  Making recommendations to the full Board concerning equity and non-equity incentive compensation plans (including the granting of awards under such plans) and administering incentive compensation plans.

        Our executive officers do not play a role in their own compensation determinations, other than preparing self-evaluations and discussing individual performance objectives and results with our chief executive officer. Our chief executive officer participates in determining the compensation of the other executive officers.

        In establishing the overall philosophy and strategy of our executive officer compensation, the Compensation Committee takes into consideration the counsel and recommendations of our chief executive officer, chief financial officer, and senior vice president—corporate administration and human resources, in addition to recommendations of other members of the Board.

        The Compensation Committee continues to examine existing and new compensation programs and objectives to ensure that our compensation philosophy and objectives remain appropriate and consistent with our overall philosophy and objectives.

Role of Compensation Consultants

        Towers Watson assisted us in benchmarking our executive compensation and reviewing trends and regulatory implications for executive pay during 2011. This information was also used by the Compensation Committee in establishing our executive officers' base salaries and target goals for compensation plan awards.

        Towers Watson is engaged by our management, with the prior and ongoing approval of the Compensation Committee and provides executive compensation consulting services primarily to the Compensation Committee. Other than a de minimis amount of non-executive compensation consulting services, Towers Watson and its affiliates did not provide any other services to the Company. The Company did not use the services of any other compensation consultants in 2011 for matters affecting executive officer compensation. Mercer Human Resources Consulting is also engaged by our management to provide non-executive compensation consulting services to the Company.

 Market Benchmarking and Positioning

        We benchmark executive compensation to determine competitive levels of incentives and compensation in order to attract executive talent and retain our executive officers. We use two different data samples for such benchmarking as discussed below.

        In 2010, in connection with setting 2011 pay, the Compensation Committee reviewed compensation benchmarking based on national, proprietary compensation surveys. Specifically, data was prepared principally using a Towers Watson Executive Compensation custom survey on aerospace and defense, transportation, industrial manufacturing, energy and electrical equipment and services, automotive, building products and general industry companies. Compensation benchmarking was also conducted in 2011 in connection with establishing 2012 pay. The composition of the survey group may vary somewhat from year to year based on survey participation.

        The companies included in the Towers Watson custom surveys for 2010 and 2011 are noted below:

3M	Eaton	Kaman	Snap-on**
Alliant Techsystems	Federal Mogul	L-3 Communications	SPX
Ametek	Flowserve*	Lockheed Martin	Terex
AO Smith	General Dynamics	Navistar	Textron
Barnes Group	Goodrich	Northrop Grumman	Thomas & Betts
Boeing	Goodyear Tire & Rubber*	Oshkosh	Timken
Brady	Harley-Davidson	Parker Hannifin	Toro
Cameron International	Hexcel**	Plexus	Trinity Industries*
Caterpillar	Honeywell International	Regal Beloit**	TRW Automotive Holdings
Cooper Industries**	Ingersoll-Rand	Rockwell Automation	United Technologies
Curtiss-Wright**	ITT	Rockwell Collins	USG
Donaldson Company	Johnson Controls	Sensata Technologies**	Watts Water Technologies*

*
Indicates companies included in the 2010 custom survey (but not 2011).

**
Indicates companies included in the 2011 custom survey (but not 2010).

        Compensation amounts from the survey were size-adjusted to Spirit's revenues so that the compensation would correlate appropriately to Spirit's size relative to the various companies in the survey.

        Where data from the custom survey was insufficient, we considered data from a Towers Watson survey on general industry companies with sales between $3 billion and $6 billion.

        We also benchmark executive compensation against a peer group of comparably-sized U.S-based companies (emphasizing aerospace, defense, and auto component manufacturers). The following companies were included in the Towers Watson peer group analyses for 2010 and 2011:

Alliant Techsystems	Esterline Technologies	Rockwell Collins	Textron**
BE Aerospace	Goodrich	Teledyne Technologies	Triumph Group**
BorgWarner	Moog	Teleflex
Curtiss-Wright	Precision Castparts	Tenneco

**
Indicates companies included in the 2011 peer group analysis (but not 2010).

        The Compensation Committee believes that overall executive compensation should be designed, in the aggregate, to be competitive with comparable companies, to reward effective execution of our goals and the individual objectives set for our executive officers, and to recognize exceptional performance and results.

        The Compensation Committee generally sets the total target compensation of our executive officers, which includes base salary and annual incentive awards, at an aggregate level, comparable to that of the median for executive positions at the companies included in the compensation surveys used. In determining the compensation of individual executives, experience, skills, responsibilities, competencies, performance and organizational structure are considered.

Company's Pay-At-Risk Philosophy

        Under our pay-at-risk philosophy, executive officers have the opportunity to earn in excess of market median levels for similar positions when exceeding the achievement of both shorter-term performance objectives and longer-term stockholder value. As more fully discussed below, in general, the base salary, as the fixed component of the compensation package of our executive officers, is maintained at levels below the market median.

        To this end, a significant portion of our executive officers' target annual compensation (base salary plus annual cash and stock incentive awards, excluding discretionary bonus awards) is at-risk as it is based on Company and/or individual performance. The actual value realized from annual performance-based incentive awards could be zero if minimum performance levels for payouts are not met. For example, none of our Named Executive Officers earned an incentive award for 2009 performance under our Second Amended and Restated Short-Term Incentive Plan (STIP). The portion of target annual compensation at-risk generally increases with the executive officer's position level and impact on our performance. This provides significantly more upside potential and downside risk for more senior positions because these executives have a greater influence on our performance as a whole. However, our executive officers' target annual compensation is reviewed against industry benchmarks and the portion of the target annual compensation placed at-risk is determined to be reasonable to encourage the executive officers' prudent approach to risk taking. The table below shows the percentage of 2011 target annual compensation of our chief executive officer and our other Named Executive Officers that was at-risk (variable compensation as a percentage of target annual compensation). The table shows the calculation treating the grant date fair values of actual grants made under the Fourth Amended and Restated Long-Term Incentive Plan (LTIP), alternatively, as both variable compensation and fixed compensation.

Name	Title	% of Target Annual Compensation at Risk (LTIP as variable compensation)	% of Target Annual Compensation at Risk (LTIP as fixed compensation)
Jeffrey L. Turner	President & CEO	87.7%	32.4%
Philip D. Anderson	SVP, CFO	74.7%	30.9%
John Lewelling	SVP, Corporate Strategy	68.7%	37.5%
Richard R. Buchanan	SVP, Advanced Projects	73.6%	34.4%
Michael G. King	SVP & COO	73.3%	32.6%

        Over the past two years, we have increased our chief executive officer's base compensation and reduced the percentage of his total annual compensation at risk. We shifted the allocations of his compensation as such because we determined that too high a portion of our chief executive officer's annual compensation was at risk relative to chief executive officers at comparable companies, and that as a result, there could be a perception that his compensation package might encourage inappropriate levels of risk-taking. We believe that the portion of our chief executive officer's annual compensation that is currently at risk is an appropriate percentage relative to comparable companies, though we intend to continue to monitor compensation practices at comparable companies and adapt our compensation accordingly.

 Elements Used to Achieve the Philosophy and Objectives

        The Compensation Committee believes that the compensation of our executive officers should consist of base salary, annual cash and stock incentives, special discretionary awards, and longer-term equity incentives.

Element	Plan	Award Level and Timing
Base Salary	N/A	Base salaries are generally set at a level that is below market median levels in order to maintain total compensation packages at market median levels, while providing stronger incentives for performance than comparable companies.
Annual Cash and Stock Incentive Awards	Short-Term Incentive Plan (STIP)

We use the STIP to reward performance on an annual basis, as well as for short-term retention purposes. Each executive officer has a targeted STIP award expressed as a percentage of base salary. The target is based on the position level and market compensation. Each year the Board pre-establishes performance objectives, targeted achievement levels, and weightings to be used for the annual incentive award determination, based on a recommendation from the Compensation Committee. Generally, the Compensation Committee determines awards at its first regular meeting each year following the availability of our financial results for the prior year. We typically grant awards in the form of cash and stock.

Special Discretionary Award

We use discretionary bonuses to reward outstanding individual or project team performance on an annual basis. If we meet our Company-wide target performance, executive officer discretionary cash awards may be made from a pool equal to 10% of aggregate base salaries of our executive officers. If we exceed such target performance, the discretionary bonus pool may be increased to as much as 20% of aggregate base salaries of our executive officers. In addition, the Compensation Committee may allocate a portion of the discretionary bonus pool to executives for meeting performance goals on certain special projects.

Generally, the Compensation Committee (and in the event of special discretionary awards, the Board) determines awards at its first regular meeting each year following the availability of the financial results for the prior year.

Element	Plan	Award Level and Timing
Long-Term, Equity-Based Incentive Compensation	Executive Incentive Plan (EIP)

We introduced the EIP at the time of the Boeing Acquisition. Under the EIP, executive officers were entitled to purchase Company stock and received grants of restricted Company stock. The granted stock was subject to vesting conditions based on length of service and investment returns to Onex. No stock has been purchased or granted under the EIP since July 31, 2006, and all of the recipients of such awards have satisfied the applicable service requirements.

Amended and Restated Long-Term Incentive Plan (LTIP)

The LTIP is currently our key long-term incentive award vehicle. Shares granted under the LTIP are subject to time-based vesting conditions. We use the LTIP for retention purposes and to reward our executive officers and certain non-executives for high performance. Recipients of our LTIP awards subsequently experience increases in the value of their awards as our stock price rises, further aligning the interests of the LTIP recipients with our stockholders. We also used the LTIP to issue shares to certain union employees in connection with the negotiation of our long-term collective bargaining agreements.

Base Salaries

        The Compensation Committee has determined that executive base salaries generally should be set below market median levels in furtherance of the compensation at-risk philosophy. Accordingly, we generally pay our executive officers base salaries which are below market median levels. This is the case for all but one of our Named Executive Officers, whom we hired from outside of the Company at the time of our initial public offering. The Board/Compensation Committee determined that, as a new company, we needed to attract high caliber candidates with certain skill sets and as a result, this Named Executive Officer has a base salary that is slightly above the market median.

Annual Incentive Awards

        Short-Term Incentive Plan (STIP).    We target annual incentive awards at a level that, when combined with base salaries, is intended to yield total annual compensation that is slightly below the market median when personal and Company performance goals are not met, approximates the market median upon achievement of targeted personal and Company performance levels, and exceeds the market median upon achievement in excess of targeted personal and Company performance levels.

        The STIP authorizes the grant of awards consisting of restricted stock, cash or both, as determined by the Compensation Committee. Each year the Board pre-establishes performance objectives, targeted achievement levels, and weightings to be used for the annual incentive award determination, based on a recommendation from the Compensation Committee. In assessing our performance against objectives following the close of each year, the Compensation Committee considers actual results against the specific budgetary objectives and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results. The Compensation Committee then determines the percentage of the target award that will be paid to each of our executive officers for the Company performance component of the annual incentive award based on its overall assessment of our performance.

        Although the established target goals and the factors set forth below are the primary factors which the Compensation Committee currently uses in establishing the cash and restricted stock incentive awards, the Compensation Committee reserves the right to recommend different performance goals each year and to take into consideration any other factors as it may choose in recommending performance goals to the Board and in making actual cash and restricted stock grants. This allows the Compensation Committee flexibility when recommending the goals to take into consideration unforeseen or extraordinary circumstances. Because the Compensation Committee and the Board retain full discretion with respect to annual incentive awards and because we have adopted FASB's authoritative guidance on stock-based compensation accounting, the stock portion of these awards is not deemed granted for financial accounting reporting purposes until the date that the shares have been issued, which was in February 2012 for 2011 performance.

        In assessing our annual incentive target goals for a given year, the Compensation Committee considers Company objectives for the year, performance against objectives following the close of the prior year, actual results against the specific budgetary objectives and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results. In February 2011, the Compensation Committee recommended performance goals to the Board for 2011 based on four primary quantitative metrics as well as other qualitative considerations. The quantitative metrics are: (1) earnings before interest and taxes (EBIT), (2) EBIT as a percentage of revenues, (3) core cash flow from operations (cash flow from operations in our core businesses) and (4) total free cash flow (total cash flow from operations less net capital expenditures). Other qualitative considerations that the Compensation Committee took into account in granting STIP awards for 2011 performance included customer satisfaction, deliveries under development programs, quality of our products and adherence to our operating values, including customer focus, performance excellence and teamwork. The Compensation Committee decided to include a qualitative component to the STIP award determination for 2011 performance because historically the quantitative measures did not fully reflect the success of our business. For 2011, the Compensation Committee and the Board weighted the metrics as follows: four quantitative metrics and the qualitative metrics as follows: 75% on the quantitative metrics, divided equally among the four metrics, and 25% based on other qualitative considerations. Subject to the Board's discretion, the possible payout range was from 0% for poor performance, to 100% for target performance to a maximum of 200% for exceeding target performance.

        The following table sets forth the 2011 targets and actual results for the components of our performance measures.

Performance Measure	Target ($ in millions)	Actual Results ($ in millions)	Percentage of Target Payable
EBIT	$462	$358	0%
EBIT as a Percentage of Revenues	9.7%	7.4%	0%
Total Free Cash Flow	$(250)	$(297)	0%

        The foregoing table does not include 2011 target and actual results for core cash flow from operations. The Compensation Committee set the target for core cash flow from operations consistent with our budgeted amount. As a result, we believe we had a reasonable likelihood of obtaining the target. During 2011, actual core cash flow from operations corresponded to a payout of 200% of the target payout for that performance measure.

        The Compensation Committee decided to award a payout of 50% of target payable on account of the qualitative component of the award formula based on a determination of the Company's aggregate overall performance in the qualitative areas considered. Taken together with the percentages awarded for the quantitative metrics set forth in the table and otherwise described above, the Compensation

Committee decided to grant awards to our Named Executive Officers corresponding to a total payout of 50.5%.

        The 2011 incentive cash and restricted stock awards (the values of which are disclosed in the tables below) were confirmed by the Board and the Compensation Committee in February 2012. We selected this schedule because it enables the Board and the Compensation Committee to consider our prior year performance and our expectations for the upcoming year. The 2010 incentive cash and restricted stock awards were granted 18 days following the Compensation Committee's meeting in February 2011. The Compensation Committee's schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

        Annual awards to our chief executive officer are required to be paid 50% in cash and 50% in restricted stock, and we generally use the same split to pay annual awards to our other executive officers, at the discretion of the Compensation Committee. The awards are denominated in dollars and the restricted stock portion is converted into actual shares based on the fair market value of our Common stock. Upon the qualifying retirement of an executive officer who is a STIP participant (as described more fully below under "Potential Payments Upon Termination or Change-in-Control—Termination of Employment), (i) the participant will be entitled to receive a prorated STIP award (based on the portion of the year during which the participant was employed during a given year), paid in cash, based on the full-year STIP performance metrics actually achieved for such year and (ii) any outstanding unvested STIP shares previously granted to such participant will vest immediately.

        With respect to the stock portion of the 2010 STIP awards that were paid in 2011, the fair market value was set by the Board to be the average of the opening and closing trading prices of the Class A Common stock on February 15, 2011, which was the third trading day after our quarterly earnings announcement. The "Grants of Plan-Based Awards for Fiscal Year 2011" table below reflects the actual number of STIP stock awards granted in 2011 for 2010 performance and paid in 2011. The 2010 STIP award was confirmed by the Board in executive session on February 8, 2011.

        The cash portions of STIP awards paid in February 2012 for 2011 performance are considered to have been earned in 2011. These cash awards for the Named Executive Officers are reported as 2011 compensation in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table." The stock portions of STIP awards paid in February 2012 for 2011 performance were granted in 2012 and, accordingly, will be reflected in the "Grants of Plan-Based Awards for Fiscal Year 2012" table in our proxy statement for the 2013 Annual Meeting of Stockholders.

        Under the STIP, the stock portion of the award generally vests upon completion of one year of service following the date of the award. If a participant ceases to be employed after an award, but prior to vesting, the entire stock portion of the award is forfeited (except in the event of a change-in-control of the Company or the retirement of certain executive officers, as more fully described below). This risk of forfeiture helps satisfy our goal of retaining executive talent and assures that the interests of our executive officers are closely tied to the return and value provided to our stockholders. The 2010 STIP stock award granted in 2011 vested on February 24, 2012.

        Upon the occurrence of a change-in-control of the Company (as defined with respect to the STIP in "Potential Payments Upon Termination or Change-in-Control—Change-in-Control"), (i) each STIP participant who is employed by the Company on the date of the change-in-control or who was terminated without cause within 90 days prior to the change-in-control (a "Qualifying STIP Participant") will be entitled to receive an award of cash in an amount equal to the full-year STIP award that such participant would have been entitled to receive for such year had the target performance metrics established for such year been met and (ii) any outstanding unvested STIP shares previously granted to each Qualifying STIP Participant will vest immediately. Upon the qualifying retirement of a STIP participant, (i) the participant will be entitled to receive a prorated STIP award (based on the portion of the year during which the participant was employed during a given year), paid in cash, based on the full-year STIP performance metrics actually achieved for such year and (ii) any outstanding unvested STIP shares previously granted to such participant will vest immediately.

        For STIP awards for 2012 performance, the Compensation Committee recommended to the Board that performance metrics be based 75% on three equally-weighted quantitative metrics and 25% on qualitative considerations. For 2012, the quantitative metrics will be: (1) EBIT, (2) EBIT as a percentage of revenues and (3) total free cash flow, and the qualitative considerations include (1) results of customer re-pricing, (2) stability of our new programs, (3) improvement of our product quality and processes, (4) productivity maximization, and (5) our operating values.

        Special Discretionary Award.    In order to recognize performance and contribution toward achievement of our goals, executive officers have the opportunity to earn an additional cash award for significant individual performance. If, in the sole discretion of the Compensation Committee upon consultation with the chief executive officer, we meet our Company-wide target performance, executive officer discretionary awards are paid from a pool equal to 10% of aggregate base salaries of our executive officers. If, in the sole discretion of the Compensation Committee upon consultation with our chief executive officer, we achieve outstanding performance, executive officer discretionary awards are paid from a pool not exceeding 20% of aggregate base salaries of our executive officers. In addition, the Compensation Committee may allocate a portion of the discretionary bonus pool to executives for meeting or exceeding performance goals on certain special projects. Individual executive officer discretionary awards are paid based upon the recommendation of our chief executive officer and approved by the Compensation Committee. The Compensation Committee separately reviews the chief executive officer's performance to determine whether any discretionary award for the chief executive officer is appropriate and makes the award. We intend for potential awards to be significant enough to further motivate the recipient and be tied to the impact of specific individual achievements and results that further our objectives. There is no restriction on the factors that the chief executive officer and/or the Compensation Committee may consider.

        For the Special Discretionary Award granted in 2012 for 2011 performance, the Compensation Committee approved executive officer discretionary awards from a pool of approximately 10% of aggregate base salaries of our executive officers.

Long-Term, Equity-Based Incentive Compensation

        We believe that long-term, equity-based incentive compensation is an important component of our executive compensation because it has the effect of retaining executive officers, aligning executive officers' financial interests with the interests of our stockholders, and rewarding the achievement of our long-term strategic goals. Payment of long-term incentive awards is based on a percentage of the executive's salary and together with all other compensation is targeted at levels comparable to those of the market median for comparable positions, utilizing the same compensation data we use for setting total annual compensation.

        Executive Incentive Plan (EIP).    The EIP was introduced at the time of the Boeing Acquisition to provide an opportunity for our key executive officers to acquire an equity interest in the Company, as a way to ensure that they would remain with the Company, and to attract other key executive officers. Under the EIP, executive officers were entitled to purchase Company stock and received grants of restricted Company stock which vest upon certain liquidity events specified under the plan in which entities affiliated with Onex liquidate a portion of their investment in the Company. If the liquidity event is a change-in-control (as defined in the plan), recipients may receive an interest in all remaining shares granted to them. To the extent EIP participants have been granted restricted stock under the EIP in which they have not yet acquired an interest as of June 16, 2015, they will acquire an interest in that stock on that date, regardless of whether a change-in-control has occurred. Because the EIP was established to retain key executive officers at the time of the initial acquisition of our business and initially to attract additional key executive officers, it was closed to participation shortly after the acquisition of the aerostructures division of BAE Systems (Operations) Limited ("Spirit Europe") in April 2006. No stock has been purchased or granted under the EIP since July 31, 2006.

        Following our initial public offering and subsequent secondary offerings and certain permitted sales of shares to pay withholding taxes on shares that vested for tax purposes, up to 14% of the matching stock granted to our participating Named Executive Officers remains subject to vesting conditions. However, all of our employees have satisfied their service requirements for vesting, and it is anticipated that shares will vest in the same proportion as the Onex entities liquidate their investment.

        Due to the secondary offering in April 2011 and the satisfaction during 2011 of the five-year service requirement for remaining participants in the EIP, the residual 20% of the shares granted to them under the plan became taxable to the participants. The total number of additional shares which became taxable to the participants during 2011 was 115,277. Those shares are no longer subject to a substantial risk of forfeiture for tax purposes; however, under the EIP, the shares may not be sold and participants do not have the unrestricted rights of stockholders with respect to those shares until the earlier of a liquidity event or June 16, 2015. During 2011, certain of those participants who had taxable income on account of an incremental portion of the shares granted to them under the EIP sold a portion of those shares to satisfy the withholding tax liability associated with such taxable event. The numbers of EIP shares which were sold by our Named Executive Officers during 2011 to satisfy their withholding tax liability associated with such taxable event are included in the share amounts set forth in the "Option Exercises and Stock Vested for Fiscal Year 2011" table.

        Long-Term Incentive Plan (LTIP).    The LTIP was implemented for grants of stock awards for some key employees. Executive officers previously participated in the EIP as a long-term incentive vehicle and therefore, generally, until 2008 the LTIP had not been used for the executive officers.

        The Compensation Committee has determined that going forward, the LTIP is an important component of compensation, particularly now that the service component of the vesting requirements for EIP grants has been fully satisfied. The LTIP is used to provide long-term, equity-based incentive compensation in keeping with our executive compensation philosophy for the entire executive group. As the STIP provides the at-risk component of the executive package, the LTIP, which is a time-based vesting plan, is primarily used for attraction and retention purposes.

        We granted restricted stock awards with multi-year vesting schedules under the LTIP to our Named Executive Officers and all of our other executive officers for 2009, 2010 and 2011, and expect to continue this practice in future years. Typically, one-third of the shares granted vests on each of the 2nd, 3rd and 4th anniversaries of the grant date.

        At the 2011 Annual Meeting of Stockholders, our stockholders approved an increase in the number of shares available under the LTIP from 3,400,000 to 6,400,000 shares, and the LTIP was amended to reflect this increase. As a result of this approval, per the recommendation of the Compensation Committee and approval of the Board, we amended the EIP to reduce the number of shares of our Class B Common stock available for awards under the EIP by 3,000,000 shares, in order to maintain the total number of shares available for awards under all of our equity compensation plans following the increase in shares available for awards under the LTIP. Taken together with this amendment to the LTIP, there was no increase in the total number of shares available to be granted under our equity compensation plans.

        Upon the occurrence of a change-in-control of the Company (as defined with respect to the LTIP in "Potential Payments Upon Termination or Change-in-Control—Change-in-Control"), (i) each LTIP participant who is employed by the Company on the date of the change-in-control or who was terminated without cause within 90 days prior to the change-in-control (a "Qualifying LTIP Participant") will be entitled to receive an award of cash in an amount equal to the value of the full-year LTIP award that would have been made to such participant within the 12-month period following the change-in-control if not for the occurrence of the change-in-control and (ii) any outstanding unvested LTIP shares previously granted to each Qualifying LTIP Participant will vest immediately.

Other Compensation Elements

        Payments for Executive Recruitment.    We seek to obtain some of the most highly qualified executive talent in a highly competitive industry. While we seek to find executive talent from our succession planning pool, we also must seek to attract executive talent from other companies, including our competitors, who have proven records of skill and performance. To satisfy our goal of attracting highly qualified executive talent, the Compensation Committee strongly believes that the initial compensation package provided to an executive officer must be significant enough to cause such executive officer to leave his or her current employment in which he or she may have significant tenure and significant value tied to long-term incentive and other compensation arrangements, most of which would be forfeited upon joining us.

        Therefore, we have structured a variety of compensation arrangements and approved payments to recruit executive talent. Several of these compensation arrangements provided for the transfer of equivalent benefits that several of our executive officers enjoyed while they worked for Boeing. See the discussion accompanying the "Nonqualified Deferred Compensation and Pension Plan" table below. In other cases, the Compensation Committee has approved cash payments designed to compensate individual executive officers for compensation that they would forgo by leaving their current employers. No such payments were made to the Named Executive Officers in 2011. Payments designed to compensate for forgone salary and general benefits, if any, are listed under the "All Other Compensation" column of that table, and payments designed to compensate for forgone bonuses, if any, are listed under the "Bonus" column of that table. The Compensation Committee believes that its decision to adopt those compensation arrangements and approve those payments was reasonable and necessary to achieve our overall goals and was consistent with our compensation philosophy.

        Perquisites and Personal Benefits.    Perquisites and other benefits represent a small part of the overall compensation package for our executive officers, and are offered only after consideration of business need. The Compensation Committee annually reviews the perquisites and other personal benefits that we provide to our executive officers. For 2009, 2010 and 2011, the primary perquisites and personal benefits were personal use of aircraft and related travel expenses incurred by our executives, their families and their invited guests for non-Company purposes (including travel to outside board meetings, which we believe serves a useful business purpose for the Company), Company-provided automobiles, our contributions to defined contribution plans and life insurance coverage, financial planning services provided by us, luxury box tickets and country club memberships. We maintain certain country club memberships for the purpose of business entertainment which memberships, by club rules, are in our executive officers' names. When an executive officer uses a club membership exclusively for our business purposes, it is our policy not to attribute the cost of such membership to the executive officer as personal income. When an executive officer also uses a membership for personal reasons, we attribute the value of the membership to the executive officer as additional income. We authorized a club membership for Mr. Turner in each of 2009, 2010 and 2011, and we authorized a club membership for Mr. Anderson in each of 2010 and 2011. Mr. Turner did not make personal use of his club membership in 2011, and Mr. Anderson used his club membership for personal use one time in 2011.

Perquisite Allowance Plan

        In order to control costs and to simplify administration, in November 2011, the Compensation Committee and the Board adopted a Perquisite Allowance Plan. The Perquisite Allowance Plan provides our directors, chief executive officer and certain designated employees (collectively, the

"participants") with certain benefits. The Board adopted the Perquisite Allowance Plan based on the belief that it would help our directors and executive officers be more productive and efficient, protect us and the individual directors, executive officers and designated employees from certain business risks and potential threats to the security of our confidential business information and assist them with customer and business partner relations.

        Beginning with fiscal year 2012, all individual perquisites for the participants have been eliminated and replaced with an annual allowance of $25,000 for our chief executive officer and up to $13,000 for each other participant (as will be determined by us), including each of our other Named Executive Officers. For 2011, following the adoption of the plan, participants were entitled to their annual allowance under the plan less the value of perquisites previously provided in 2011. Any portion of a participant's annual allowance that is not used by him or her by the end of the applicable calendar year will lapse and will not carry over to the following calendar year. The Compensation Committee will periodically review competitive market data to ensure that the Perquisite Allowance Plan is reasonable and within market practice. Our chief executive officer will administer the plan on behalf of the Board and the Compensation Committee, including designating participants and allowance amounts and ensuring that the use of perquisites is in compliance with the plan.

        The Perquisite Allowance Plan provides that, in the event of a change-in-control of the Company, each participant will receive a cash award equal to any remaining unused portion of his or her allowance for the year in which the change-in-control occurs, plus an amount equal to the participant's full allowance for the calendar year in which the change-in-control occurs, which is intended to enable the employee to transition to self-funding. The Perquisite Allowance Plan defines a change-in-control of the Company as defined in the LTIP (which is defined with respect to the LTIP in "Potential Payments Upon Termination or Change-in-Control—Change-in-Control")

        Retirement Plans.    We adopted a supplemental executive retirement plan (SERP) in connection with the Boeing Acquisition in order to attract certain employees from Boeing. The SERP provides deferred compensation benefits to those of our executive officers and certain other members of management that previously participated in Boeing's Supplemental Executive Retirement Plan for Employees of Boeing prior to the Boeing Acquisition. Also in connection with the Boeing Acquisition, we adopted the Pension Value Plan (PVP) for those former employees of Boeing who did not retire from Boeing by August 1, 2005. Both the SERP and the PVP are frozen plans, so no additional employees are becoming participants in the plans and no current participants are accruing any additional benefit. The PVP allowed the transfer of pension values from Boeing pension plans. The PVP is fully paid for by us and our employees are vested after reaching five years of service. We list the benefit numbers for the Named Executive Officers in the "Pension Benefits" table below and the additional narrative following that table.

        We provide our executive officers, including our Named Executive Officers, benefits provided to all other salaried, non-union employees, including medical and dental insurance and tax-qualified defined contribution participation and matching (our 401(k) plan). These benefits are important for retaining our executive officers and enhancing their compensation through tax excluded or tax deferred vehicles. Our contributions to our 401(k) plan on behalf of the Named Executive Officers are described in the "All Other Compensation" column of the "Summary Compensation Table" below. This plan furthers our objectives of attracting and retaining well-qualified employees and executive officers and is consistent with our compensation philosophy.

        Stock Ownership Guidelines.    The Company maintains stock ownership guidelines for its named executive officers and other senior executive officers to further promote alignment of management and stockholder interests. The ownership requirements were put in place in May 2011 and are based on a multiple of base salary tied to pay grade.

        The stock ownership guidelines establish the following target levels for Company stock ownership:

Officer Level	Target Level (Multiple of Annual Base Salary)
Chief Executive Officer	5x
Senior Vice Presidents	3x
Vice Presidents	1x

        Shares that satisfy the Stock Ownership Guidelines include:

  •
  Shares of the Company's Class A and Class B Common stock or restricted stock units (i) owned outright either individually by an officer or as co-owner with spouse, (ii) owned in the name of any of the officer's minor children, either outright or with the officer and/or spouse, or (iii) held in trust for the officer, the officer's spouse and/or minor children;

  •
  Shares of the Company's Class B Common stock granted under the EIP for which the officer has met the service requirements; and

  •
  Phantom shares held in the SERP.

        The guidelines require that the chief executive officer and other senior elected officers accumulate their required positions within five years of the adoption of the guidelines, or for new officers, within five years of being hired or promoted into the officer position. In addition, increases in an officer's target level resulting from salary increases or promotions are required to be achieved within five years of the event requiring the increase. We believe that five years provides a reasonable goal for executives to accumulate shares through earned incentive awards.

        During the five-year compliance period, the chief executive officer and other senior elected officers are expected to continuously accumulate qualifying equity until they meet the minimum stock ownership guideline. The Company will review on a quarterly basis the ownership position of the chief executive officer and each of the other senior elected officers who is required to adhere to these guidelines. In an effort to mitigate the impact of fluctuations in the Company's stock price on compliance with these guidelines, the Company's stock will be valued by using the rolling average share price over the previous four calendar quarters. The closing stock price on the last trading day of each calendar quarter over a one-year period will be used to calculate such average. If it is determined that an officer is not in compliance with these ownership guidelines, the Company may restrict the officer from liquidating any of his/her then-current holdings in Company stock, except for those shares which are sold to meet Company tax withholding requirements. The Company may modify or waive the requirements of the guidelines, at its discretion, if it determines that compliance would result in severe hardship for an officer.

Compensation in Connection with Termination of Employment and Change-In-Control

        Our view toward creating sustainable growth and long-term stockholder value has been deemed best served by encouraging the attraction and retention of high quality executive officers primarily through performance-based incentives without overemphasizing compensation at terminal events, such as termination or change-in-control. However, we do maintain several programs of broad application which are designed to provide compensation in connection with the termination of employment or a change-in-control of the Company. Specifically, our Perquisite Allowance Plan, Short-Term Incentive

Plan and Long-Term Incentive Plan provide for certain compensation in connection with a change-in-control of the Company, and our Short-Term Incentive Plan also provides for certain compensation upon the retirement of certain qualified executive officers, each as discussed below under "Potential Payments Upon Termination or Change-in-Control—Change-in-Control."

        We recognize that an appropriate incentive in attracting talent is to provide reasonable protection against loss of income in the event the employment relationship terminates without fault of the employee. Thus, compensation practices in connection with termination of employment generally have been designed on a case-by-case basis as the Compensation Committee deems necessary to achieve our goal of attracting highly-qualified executive talent. We have provided for termination compensation through individual employment agreements in the form of salary and benefit continuation for a moderate period of time following involuntary termination of an executive officer's employment. We have also agreed to individual severance arrangements at the time of termination of employment, taking into account the specific facts and circumstances surrounding termination, including other compensation available at such time.

        To the extent our compensation arrangements provide for a payment or earning event in connection with a change-in-control, our intent generally has been to reward employees for the long-term performance that culminates in the change-in-control event and to provide that reward at a time of sufficient liquidity (when value also is being returned to stockholders). For example, we designed our EIP to encourage long-term performance by deferring the vesting of awards until the occurrence of a liquidity event (including a change-in-control), but even then only to the extent objective performance goals are obtained. Similarly, payment of value attributable to phantom stock investments under our SERP is deferred until a liquidity event occurs and is then made at the earliest time permitted in accordance with applicable income tax rules (generally the earlier of a separation from service or a qualifying change-in-control).

        In most cases, our arrangements providing for a payment or earning event in connection with a change-in-control do not require that the executive terminate employment in order to realize value (except to the extent applicable income tax rules require deferral of payment to termination of employment). We are of the view that our management and workforce add materially to the value of our business as a going concern, and that value may be impaired if employees are encouraged to leave in order to realize value. We have designed our compensation arrangements to strike a balance between encouraging retention and providing appropriate protection. The EIP, for example, which takes an employee's years of service with the Company into account in determining vesting upon a liquidity event, provides full service credit for employees that continue their employment through the date of a liquidity event (even if full credit has not yet been earned), thereby providing an incentive to remain employed through the date of the liquidity event (which might be a change-in-control). The EIP also provides an acceleration of credited service (to the extent not yet earned) in the event employment is involuntarily terminated (actually or constructively) following a change-in-control, thereby ensuring that an employee involuntarily terminated following a change-in-control is not adversely affected as to future liquidity events because the employee did not have a full opportunity to earn full service credit for vesting purposes.

        You can find additional information regarding our practices in providing compensation in connection with termination of employment and change-in-control under the heading "Potential Payments on Termination or Change-in-Control" below.

Accounting and Tax Treatment of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company's chief executive officer or any of a company's three other most highly compensated executive officers (other than its chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by stockholders).

        We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of our compensation programs, including salaries, annual incentive awards and grants of restricted stock, may not qualify as performance-based compensation that is excluded from the limitation on deductibility. Grants of stock and payments of incentive cash awards in fiscal year 2011 did not satisfy the Internal Revenue Service requirements for "qualifying performance-based" compensation.

        We have adopted FASB's authoritative guidance on stock-based compensation accounting, which generally requires companies to measure the cost of employee and non-employee services received in exchange for an award of equity instruments based on the grant-date fair value and to recognize this cost over the requisite service period or immediately if there is no service and there are no other vesting requirements. The notes to our consolidated financial statements, included in our Annual Report on Form 10-K for fiscal year 2011 filed with the SEC, contain further information concerning our policies with respect to FASB's authoritative guidance on stock-based compensation accounting.

Consideration of Last Year's Advisory Stockholder Vote on Executive Compensation

        We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 Annual Meeting of Stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. In 2011, the advisory vote on executive compensation (the Say-On-Pay vote) received greater than 93% support from the votes of all our stockholders present, in person or by proxy, and entitled to vote on the matter. As an advisory vote, the results of this stockholder vote are not binding upon us; however, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders in their vote and considered the outcome of this vote when it made compensation decisions for the Named Executive Officers. The Compensation Committee considered the 93% stockholder vote supporting our executive compensation, and accordingly decided not to make significant changes to the executive compensation that received the strong support of our stockholders.

        In addition, at our 2011 Annual Meeting of Stockholders, our stockholders approved holding the advisory vote every three years (the Say-When-On-Pay vote), which we believe will allow for a meaningful evaluation period of performance against our compensation practices. In accordance with the advisory vote of our stockholders at the 2011 Annual Meeting of Stockholders, and as determined by the Compensation Committee and the Board of Directors, we will include an advisory vote on executive compensation in our proxy statement every three years until the next required stockholder advisory Say-When-On-Pay vote. The Company's next Say-On-Pay stockholder advisory vote will be at our 2014 Annual Meeting of Stockholders.

 Compensation Committee Report

        The Compensation Committee establishes and oversees the design and functioning of our executive compensation program. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section in this Proxy Statement with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2012 Annual Meeting of Stockholders and also be incorporated by reference in our Annual Report on Form 10-K for the fiscal year 2011.

  Compensation Committee
  Paul Fulchino, Chairman
  Richard Gephardt
  Robert Johnson
  Tawfiq Popatia

 Summary Compensation Table

        The following table summarizes compensation information for the fiscal year ended December 31, 2011, for (i) Mr. Turner, our chief executive officer, (ii) Mr. Anderson, our chief financial officer, and (iii) our other three Named Executive Officers. The following table also summarizes compensation information for the fiscal years ended December 31, 2009 and 2010, for those of the foregoing officers who were listed as Named Executive Officers in our Proxy Statements for our 2010 and 2011 Annual Meetings of Stockholders.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(9)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(10)		Change in Pension Value and Nonqualified Compensation Deferred Earnings ($)		All Other Compensation ($)		Total ($)
Jeffrey L. Turner,	2011	558,456	(4)			3,120,429	—	370,310	(4)	117,322	(11)	39,049	(12)	4,205,566
President & CEO	2010	317,990	(4)	300,000	(7)	2,370,613	—	616,706	(4)	114,409	(11)	33,223	(13)	3,752,941
	2009	263,390		—		2,746,551	—	—		44,366	(11)	37,560	(14)	3,091,867
Philip D. Anderson,	2011	248,620	(5)	40,000	(7)	557,175	—	76,792	(5)	—		16,535	(15)	939,122
SVP, CFO(1)	2010	209,624	(5)	185,000	(8)	365,517	—	126,388	(5)	—		15,363	(16)	901,892
	2009	180,003		—		146,547	—	—		—		13,711	(17)	340,261
John Lewelling,	2011	375,003		—		612,673	—	113,625		—		26,498	(18)	1,127,799
SVP, Corporate	2010	375,003		20,000	(7)	375,019	—	236,250		—		25,031	(19)	1,031,303
Strategy	2009	375,003		—		535,580	—	—		—		18,783	(20)	929,366
Richard R. Buchanan,	2011	277,921		30,000	(7)	601,326	—	91,366		—		26,498	(21)	1,027,111
SVP, Advanced
Projects(2)							—
Michael G. King,	2011	251,302	(6)	70,000	(7)	525,136	—	77,290	(6)	96,803	(11)	31,701	(22)	1,052,232
SVP & COO(3)

(1)
Mr. Anderson, who had served as the Company's Treasurer and Vice President, Investor Relations, assumed the role of interim Chief Financial Officer, effective October 3, 2009, and was appointed Senior Vice President and full time Chief Financial Officer of the Company, effective February 12, 2010.

(2)
Mr. Buchanan was not a Named Executive Officer in the fiscal years ended December 31, 2009 and 2010.

(3)
Mr. King was not a Named Executive Officer in the fiscal years ended December 31, 2009 and 2010.

(4)
Effective as of (a) September 1, 2011, Mr. Turner's 2011 annual base salary increased from $500,000 to $700,000, and (b) September 24, 2010, Mr. Turner's 2010 annual base salary increased from $263,400 to $500,000. Accordingly, Mr. Turner's annual salaries for 2011 and 2010 and cash compensation earned under the STIP for 2011 and 2010 performance were prorated based on the portions of the year for which his new compensation arrangements applied.

(5)
Effective as of (a) September 1, 2011, Mr. Anderson's annual base salary increased from $215,000 to $330,000 and (b) February 12, 2010, Mr. Anderson's annual base salary increased from $180,000 to $215,000. Accordingly, Mr. Anderson's annual salaries for 2011 and 2010 and cash compensation earned under the STIP for 2011 and 2010 performance were prorated based on the portions of the year for which his new compensation arrangements applied.

(6)
Effective as of September 1, 2011, Mr. King's annual base salary increased from $225,000 to $315,000. Accordingly, Mr. King's annual salary for 2011 and cash compensation earned under the STIP for 2011 performance were prorated based on the portion of the year for which his new compensation arrangement applied.

(7)
Represents a discretionary cash bonus paid to the respective executive officer.

(8)
Represents a (i) discretionary bonus in the amount of $150,000 and (ii) one-time signing bonus in the amount of $35,000.

(9)
Represents the dollar amount computed based on the individual award grant date fair values reported in the applicable year's Grants of Plan-Based Awards Table in accordance with FASB's authoritative guidance on stock-based compensation accounting. Additional information concerning the Company's accounting for stock awards may be found in Note 15 to the Company's consolidated financial statements in our Annual Report on Form 10-K for 2011.

(10)
Represents cash compensation earned by each Named Executive Officer under the STIP for the respective fiscal years.

(11)
Represents the aggregate change in the actuarial present value of the respective executive officer's interest under the Company's Pension Value Plan. There were no above-market earnings on the respective executive officer's interest under the Company's Deferred Compensation Plan.

(12)
Includes (a) personal airplane usage (including for use associated with attendance at outside board meetings), (b) personal use of corporate skybox, (c) $31,975 for Company contributions to defined contribution plans, and (d) $3,188 for Company contributions toward life insurance coverage. We note that, although use of the corporate airplane for attendance of outside board meetings is reported as a perquisite and included in All Other Compensation, we view our executives' service on outside boards as serving a useful business purpose for the Company.

(13)
Includes (a) $31,976 for Company contributions to defined contribution plans, and (b) $1,247 for Company contributions toward life insurance coverage.

(14)
Includes (a) dependent travel paid for by the Company, (b) $26,758 for Company contributions to defined contribution plans, and (c) $1,196 for Company contributions toward life insurance coverage.

(15)
Includes (a) $16,050 for Company contributions to defined contribution plans, (b) $365 for Company contributions toward life insurance coverage and (c) personal use of country club membership paid for by the Company.

(16)
Includes (a) $15,075 for Company contributions to defined contribution plans, and (b) $288 for Company contributions toward life insurance coverage.

(17)
Includes (a) $13,500 for Company contributions to defined contribution plans, and (b) $211 for Company contributions toward life insurance coverage.

(18)
Includes (a) $25,526 for Company contributions to defined contribution plans, and (b) $972 for Company contributions toward life insurance coverage.

(19)
Includes (a) $24,228 for Company contributions to defined contribution plans, and (b) $803 for Company contributions toward life insurance coverage.

(20)
Includes (a) $18,150 for Company contributions to defined contribution plans, and (b) $633 for Company contributions toward life insurance coverage.

(21)
Includes (a) personal airplane usage (b) $24,551 for Company contributions to defined contribution plans, and (b) $1,947 for Company contributions toward life insurance coverage.

(22)
Includes (a) dependent travel, (b) $29,590 for Company contributions to defined contribution plans, and (c) $848 for Company contributions toward life insurance coverage.

 Grants of Plan-Based Awards for Fiscal Year 2011

        The following table presents information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2011.

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards Number of Securities Underlying Option (#)		Grant Date Fair Value of Stock and Option Awards ($)(4)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Jeffrey L. Turner,	2/24/2011	—	—	—	146,835	587,339	1,174,678	—		—	—	620,407
President & CEO	N/A	183,322	733,288	1,466,575	—	—	—	—		—	—	N/A
	5/10/2011	—	—	—	—	—	—	106,113	(3)	—	—	2,500,022
Phil D. Anderson,	2/24/2011	—	—	—	30,093	120,370	240,740	—		—	—	127,158
SVP, CFO	N/A	38,016	152,063	304,126	—	—	—	—		—	—	N/A
	5/10/2011	—	—	—	—	—	—	18,252	(3)	—	—	430,017
John Lewelling,	2/24/2011	—	—	—	56,250	225,000	450,000	—		—	—	237,668
SVP, Corporate	N/A	56,250	225,000	450,000	—	—	—	—		—	—	N/A
Strategy	5/10/2011	—	—	—	—	—	—	15,917	(3)	—	—	375,005
Richard R. Buchanan	2/24/2011	—	—	—	46,922	187,688	375,375	—		—	—	188,814
SVP, Advanced	N/A	45,231	180,923	361,845	—	—	—	—		—	—	N/A
Projects	5/10/2011	—	—	—	—	—	—	17,509	(3)	—	—	412,512
Michael G. King,	2/24/2011	—	—	—	35,438	141,750	283,500	—		—	—	142,616
SVP & COO	N/A	38,262	153,049	306,099	—	—	—	—		—	—	N/A
	5/10/2011	—	—	—	—	—	—	16,236	(3)	—	—	382,520

(1)
2011 STIP cash awards, paid in February 2012, were granted and earned in 2011. The actual cash awards for the Named Executive Officers for 2011 are reported in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table."

(2)
The STIP restricted stock awards are denominated in dollars and then converted and paid in shares of Class A Common stock. Mr. Turner was granted 24,522 shares, Mr. Anderson was granted 5,026 shares, Mr. Lewelling was granted 9,394 shares, Mr. Buchanan was granted 7,463 shares and Mr. King was granted 5,637 shares under the STIP in February 2011 for 2010 performance.

(3)
The LTIP restricted stock awards will vest annually at a rate of 33% beginning May 10, 2013 if such Named Executive Officer remains employed by the Company or any of its subsidiaries on each annual vesting date.

(4)
Represents the grant date fair value of each equity award computed in accordance with FASB's authoritative guidance on stock-based compensation accounting and includes amounts from awards granted in 2011. Additional information concerning the Company's accounting for stock awards may be found in Note 15 to the Company's consolidated financial statements in our Annual Report on Form 10-K for 2011.

 Outstanding Equity Awards at End of Fiscal Year 2011

        The following table presents information concerning the number and value of unvested restricted stock grants to our Named Executive Officers under our LTIP, STIP and EIP plans outstanding as of December 31, 2011. We have not granted any options or option-like awards.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(6) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey L. Turner, President & CEO	—	—	—	—	—	547,618	(1)	11,379,502	—	—
Philip D. Anderson, SVP, CFO	—	—	—	—	—	46,802	(2)	972,546	—	—
John Lewelling, SVP, Corporate Strategy	—	—	—	—	—	114,465	(3)	2,378,583	—	—
Richard R. Buchanan SVP, Advanced Projects	—	—	—	—	—	82,458	(4)	1,713,477	—	—
Michael G. King, SVP & COO	—	—	—	—	—	83,151	(5)	1,727,878	—	—

(1)
(i) 163,897 restricted Class B shares granted under the EIP do not vest unless and until certain conditions have been satisfied, as described in "Compensation Discussion & Analysis" under "Executive Incentive Plan (EIP)", (ii) (a) 143,310 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 5, 2012, (b) 109,776 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 4, 2012 and (c) 106,113 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 10, 2013, in each case, if Mr. Turner remains employed by the Company or any of its subsidiaries on each annual vesting date, and (iii) 24,522 restricted Class A shares granted under the STIP vested on February 24, 2012.

(2)
(i) (a) 1,040 restricted Class A shares granted under the LTIP will vest on May 5, 2012, (b) 5,558 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 5, 2012, (c) 16,926 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 4, 2012 and (d) 18,252 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 10, 2013, in each case, if Mr. Anderson continues to be employed by the Company or any of its subsidiaries on each such vesting date, and (ii) 5,026 restricted Class A shares granted under the STIP vested on February 24, 2012.

(3)
(i) 43,818 restricted Class B shares granted under the EIP do not vest unless and until certain conditions have been satisfied, as described in "Compensation Discussion & Analysis" under "Executive Incentive Plan (EIP)", (ii) (a) 27,970 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 5, 2012, (b) 17,366 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 4, 2012 and (c) 15,917 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 10, 2013, in each case, if Mr. Lewelling continues to be employed by the Company or any of its subsidiaries on each such vesting date, and (iii) 9,394 restricted Class A shares granted under the STIP vested on February 24, 2012.

(4)
(i) 14,434 restricted Class B shares granted under the EIP do not vest unless and until certain conditions have been satisfied, as described in "Compensation Discussion & Analysis" under "Executive Incentive Plan (EIP)", (ii) (a) 23,950 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 5, 2012, (b) 19,102 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 4, 2012 and (c) 17,509 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 10, 2013, in each case, if Mr. Buchanan continues to be employed by the Company or any of its subsidiaries on each such vesting date, and (iii) 7,463 restricted Class A shares granted under the STIP vested on February 24, 2012.

(5)
(i) 21,652 restricted Class B shares granted under the EIP do not vest unless and until certain conditions have been satisfied, as described in "Compensation Discussion & Analysis" under "Executive Incentive Plan (EIP)", (ii) (a) 21,913 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 5, 2012, (b) 17,713 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 4, 2012, and (c) 16,236 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 10, 2013, in each case, if Mr. King continues to be employed by the Company or any of its subsidiaries on each such vesting date, and (iii) 5,637 restricted Class A shares granted under the STIP vested on February 24, 2012.

(6)
Market value calculated by multiplying the number of shares by $20.78, the closing price per share of our Class A Common stock on the last trading day of our fiscal year 2011. Upon vesting, shares of Class B Common stock are convertible into shares of Class A Common stock on a one-for-one basis.

Option Exercises and Stock Vested for Fiscal Year 2011

        The following table presents information concerning the vesting of restricted stock for our Named Executive Officers during the fiscal year ended December 31, 2011. We have not granted any options or option-like awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(6) ($)
Jeffrey L. Turner, President & CEO	—	—	144,787	(1)	3,461,347
Philip D. Anderson, SVP, CFO	—	—	4,860	(2)	115,474
John Lewelling, SVP, Corporate Strategy	—	—	63,745	(3)	1,428,718
Richard R. Buchanan, SVP, Advanced Projects	—	—	18,416	(4)	439,432
Michael G. King, SVP & COO	—	—	20,619	(5)	492,709

(1)
Represents 71,656 Class A shares of restricted Common stock awarded by us under the LTIP and 73,131 Class B shares of restricted Common stock awarded by us under the EIP.

(2)
Represents 4,860 Class A shares of restricted Common stock awarded by us under the LTIP.

(3)
Represents 13,985 Class A shares of restricted Common stock awarded by us under the LTIP and 49,760 Class B shares of restricted Common stock awarded by us under the EIP.

(4)
Represents 11,976 Class A shares of restricted Common stock awarded by us under the LTIP and 6,440 Class B shares of restricted Common stock awarded by us under the EIP.

(5)
Represents 10,958 Class A shares of restricted Common stock awarded by us under the LTIP and 9,661 Class B shares of restricted Common stock awarded by us under the EIP.

(6)
Class A shares of restricted Common stock awarded by us under the LTIP vested on May 5, 2011 at $23.76, the closing price of our Class A Common stock on such date. With the exception of 30,209 shares (out of a total of 49,760 shares) awarded to Mr. Lewelling, Class B shares of restricted Common stock awarded by us under the EIP vested on April 13, 2011 at $24.05, the closing price of our Class A Common stock on such date. 30,209 Class B shares of restricted Common stock awarded by us to Mr. Lewelling under the EIP vested on January 1, 2011. The closing price of our Class A Common stock on January 3, 2011, the first market trading day after the vesting date, which was a weekend, was $20.73.

 Pension Benefits

        The following table presents information concerning benefits received under the Company's Pension Value Plan by the Named Executive Officers during the fiscal year ended December 31, 2011.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Jeffrey L. Turner, President & CEO	Pension Value Plan	29.6715	(1)	1,126,962	0
Philip D. Anderson, SVP, CFO	—	—		—	—
John Lewelling, SVP, Corporate Strategy	—	—		—	—
Richard R. Buchanan, SVP, Advanced Projects	—	—		—	—
Michael G. King, SVP & COO	—	24.7405	(1)	566,959	—

(1)
As reported by Boeing under a Boeing Prior Plan (as defined below), and includes service with Boeing. See narrative below.

        Effective June 17, 2005, pension assets and liabilities were spun-off from three of Boeing's qualified plans (each, a "Prior Plan") into four Spirit qualified plans for each Spirit employee who did not retire from Boeing by August 1, 2005. Each Prior Plan was frozen as of June 16, 2005, for future service credits and pay increases. Effective December 31, 2005, all four qualified plans were merged together into the Spirit AeroSystems Holdings, Inc. Pension Value Plan ("PVP").

        Two of our Named Executive Officers, our chief executive officer and our chief operating officer, are participants in the PVP. Mr. Buchanan retired from Boeing and is not a participant in the PVP. Our other two Named Executive Officers were not employees of Boeing who joined the Company at the time of the Boeing Acquisition. Benefits under the PVP applicable to Mr. Turner and Mr. King are based upon a Prior Plan benefit plus a Cash Balance benefit. An actuarial determination of the Prior Plan benefit was completed by Boeing based on service and final average pay through December 31, 1998, and indexed for changes in base pay through June 16, 2005. The Prior Plan amounts are payable as a life annuity beginning at normal retirement (age 65), with the full benefit payable upon retirement on or after age 60. Under the Cash Balance benefit formula, employees received Benefit Credits based on their age at the end of each plan year through June 16, 2005. The annual Benefit Credit was a specified percentage of eligible pay, ranging from 3% at ages younger than 30 to 11% upon reaching age 50. Eligible pay included base pay and executive incentive pay, limited to Code Section 401(a)(17) limits. The Benefit Credits ceased upon freezing of the Prior Plan; however, employees continue to receive Interest Credits each year. The Interest Credits for each year are based on the 30-year Treasury Rate as of November of the prior year, with a minimum of 5.25% and maximum of 10%. The Cash Balance account is converted to a life annuity upon an active employee's retirement using a factor of 11.

        The PVP is fully paid for by the Company and employees are vested after reaching three years of service. Vesting service continues to accumulate after June 16, 2005, for continued employment. Mr. Turner and Mr. King are each fully vested in their benefits.

        The normal retirement age under the PVP is 65. There are various early retirement ages allowed under the plan for the various benefits provided to employees. Messrs. Turner and King are currently entitled to early retirement benefits. A portion of the Prior Plan benefit is reduced by 2% for each year that benefits commence prior to age 60. Mr. Turner is currently 60 years of age. Projected annual benefits payable upon retirement on December 31, 2011 are $81,778 for Mr. Turner. If he retires at age 65, the annual benefit amount is $86,776. Mr. King is currently 56 years of age. Projected annual benefits payable upon retirement at age 60 are $49,144 for Mr. King. If he retires at age 65, the annual benefit amount is $54,049.

        For purposes of the calculations shown in the "Pension Benefits" table, we assume that the Named Executive Officer elects a single life annuity form of payment. The present value determination is based on the RP2000 Sex Distinct Mortality Table projected to 2018 with white collar adjustment and a 4.69% discount rate. The Interest Crediting Rate used in the calculations is 5.25% for each future year. The present values were calculated assuming the Named Executive Officer retires and commences receipt of benefits at age 60, or December 31, 2011, if later.

        We also maintain the SERP, which provides supplemental, nonqualified retirement benefits to executives who (1) had their benefits transferred from a Boeing nonqualified plan to the SERP and (2) did not elect to convert their SERP benefit into phantom shares as of June 17, 2005. Benefits under this plan were also frozen as of the date of the Boeing Acquisition. There are no SERP annuity benefits payable in the future to the Named Executive Officers.

Other Retirement Benefits

        We sponsor the Spirit AeroSystems Holdings, Inc. Retirement & Savings Plan ("RSP"), a qualified plan covering certain eligible employees. Under the RSP, we make a matching contribution of 75% of the employee's contributions to a maximum 6% of compensation match based on employee contributions of 8% of compensation. Compensation for this plan is base pay, subject to compensation limits prescribed by the IRS. The matching contributions are immediately 100% vested.

        Non-matching contributions, based on an employee's age and vesting service, are made at the end of each calendar year for certain employee groups. Each Named Executive Officer is eligible for these contributions for each year that he (1) is employed by us as of December 31 and (2) receives a year of vesting service. If age plus vesting service totals less than 60, employees receive 1.5% of base salary as a non-matching Company contribution; if age plus vesting service totals at least 60 but less than 80, employees receive 3% of base salary; and if age plus vesting service totals at least 80, employees receive a 4.5% of base salary contribution. These contributions are 25% vested at two years, 50% vested at three years, 75% vested at four years, and 100% vested at five years of vesting service, which includes prior service with Boeing.

        In addition, we contribute amounts for certain employees eligible for transition contributions. In general, employees who became our employees on June 17, 2005, did not retire from Boeing, and had at least five years of vesting service as of that date are eligible for such transition contributions. Messrs. Turner and King are our only Named Executive Officers entitled to such transition contributions. Transition contributions are paid at the end of each calendar year for a number of years equal to the employee's vesting service as of June 17, 2005, up to a maximum of 15 years. For vesting service from 5-9 years, such transition contribution is 1.5% of base salary per year; for 10-14 years, it is 2.5% of base salary per year; and for at least 15 years, it is 3.5% of base salary per year. These contributions become vested after three years of vesting service with us or upon reaching age 60, if earlier.

        RSP matching contributions, non-matching contributions, and Transition Contributions are included in the "Summary Compensation Table" above as a component of "All Other Compensation" for the eligible Named Executive Officer.

        We make post-retirement medical and dental coverage available to all employees who retire from the Company at age 55 or later, provided they have at least 10 years of service and participated in our medical and dental plans prior to retirement. Employees pay the full cost of coverage for this benefit—we do not pay any subsidy. For employees previously employed by Boeing whom we hired as of June 17, 2005, we provide subsidized post-retirement medical and dental coverage upon early retirement after attaining age 62 with 10 years of service. Subject to paying the same employee premiums as an active employee, early retirees may maintain their medical and dental coverage until attainment of age 65 or Medicare eligibility due to disability prior to age 65. The subsidized medical and dental coverage will be available to Messrs. Turner and King, provided they retire from the Company at or after age 62.

Nonqualified Deferred Compensation

        The following table presents information concerning each of our defined contribution or other plans that provides for the deferral of compensation of our Named Executive Officers on a basis that is not tax qualified.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jeffrey L. Turner, President & CEO	—	—	4,714	0	122,867
Philip D. Anderson, SVP, CFO	—	—	—	—	—
John Lewelling, SVP, Corporate Strategy	—	—	—	—	—
Richard R. Buchanan, SVP, Advanced Projects	—	—	—	—	—
Michael G. King, SVP & COO	—	—	—	—	—

        We also sponsor the Spirit AeroSystems Holdings Deferred Compensation Plan ("DCP"). This nonqualified plan allows eligible employees to defer receipt of a portion of their base salary or short-term incentive compensation. In addition, the DCP allows for discretionary contributions by the Company into a separate account in the DCP. Deferred amounts and amounts which we contribute to our employees' accounts in the DCP are credited with a rate of return equal to 120% of the applicable federal long-term rate for October of the prior fiscal year. For 2011, the interest crediting rate was 3.99%. Accumulated amounts are payable to the participant in either a lump sum or installments upon separation from employment with the Company, or at the end of the deferral period selected by the participant upon enrollment in the DCP.

        Contributions to the DCP labeled as "Registrant Contributions" (if any) are included as part of "All Other Compensation" in the "Summary Compensation Table". There were no "above-market" earnings (defined by SEC rule as that portion of interest that exceeds 120% of the applicable federal long-term rate) under the plan during fiscal year 2011, as we used 120% of the applicable federal long-term rate to determine the amounts to be contributed.

Potential Payments Upon Termination or Change-in-Control

Termination of Employment

        Spirit maintains employment agreements with the Named Executive Officers, except for Messrs. Buchanan and King, pursuant to which certain payments may be made, or benefits provided, in the event the executive's employment is terminated. In addition, upon termination of employment, amounts may become payable to the Named Executive Officers pursuant to the SERP and/or the DCP.

Employment Agreements

        Employment Agreements entered into by Spirit with Messrs. Turner and Anderson provide for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination.

  •
  Voluntary Termination by the Executive.  In the event of voluntary termination by Mr. Turner, payment of one-half of the bonus that otherwise would have been payable pursuant to the STIP will be made (pro-rated for a partial year). Salary and benefits are continued only through the date of termination.

  •
  Involuntary Termination by Spirit for Cause.  In the event of involuntary termination by Spirit for cause, no amounts are payable by reason of termination, other than salary and benefits payable through the date of termination. Generally, each of the Named Executive Officers' employment agreements defines termination for "cause" to mean (1) the executive committing a material breach of his employment agreement or acts involving moral turpitude, including fraud, dishonesty, disclosure of confidential information, or the commission of a felony, or direct and deliberate acts constituting a material breach of his duty of loyalty to Spirit; (2) the executive willfully or continuously refusing to or willfully failing to perform the material duties reasonably assigned to him by the Board or the Company, as applicable, that are consistent with the provisions of his employment agreement where the refusal or failure does not result from a disability (as discussed below); or (3) the inability of the executive to obtain and maintain appropriate United States security clearances. Mr. Turner's employment agreement states that his termination is not deemed to be for cause unless and until there shall have been delivered to the executive a copy of a resolution to that effect, duly adopted by the Board.

  •
  Expiration of Employment Agreement or Involuntary Termination by Spirit without Cause.  In the event Mr. Turner's employment terminates due to expiration of his employment agreement or involuntary termination by Spirit without cause, base salary generally will be continued for 24 months. Mr. Turner's employment agreement is currently scheduled to expire on June 16, 2013, subject to annual automatic one-year extensions effective on the date that is one year before the then scheduled expiration date. In addition, Mr. Turner will receive a bonus payment pursuant to the STIP equal to the full amount of the bonus that otherwise would have been payable under the STIP (if any) for the year of termination, and a bonus payment pursuant to the STIP for each subsequent year (pro rated for any partial year) during which salary continuation payments are made (with such payments determined on the assumption that target performance is achieved for such years). Each of Messrs. Turner and Anderson will continue to receive medical and dental benefits during the period that salary continuation payments are made (subject to early termination in the event of new employment), with premiums paid by Spirit in the same proportion that premiums are paid on similar coverage for other executive officers.

    Generally, any termination of any of the employment agreements with the Named Executive Officers by Spirit other than for cause, death, disability, or expiration of the employment period without renewal constitutes a termination without cause.

    None of the Named Executive Officers' employment agreements attempt to define circumstances constituting constructive termination by Spirit. However, each of the Named Executive Officers' employment agreements are governed by Kansas law, which recognizes the concept that a resignation by the employee may constitute a constructive termination by the employer under certain circumstances.

    For purposes of the DCP, a termination for cause means a separation from service involving (i) gross negligence or willful misconduct in the exercise of the executive's responsibilities; (ii) breach of fiduciary duty with respect to Spirit; (iii) material breach of any provision of an employment contract; (iv) the commission of a felony crime or crime involving moral turpitude; (v) theft, fraud, misappropriation, or embezzlement (or suspicion of the same); (vi) willful violation of any federal, state, or local law (except traffic violations and other similar matters not involving moral turpitude); or (vii) refusal to obey any resolution or direction of the executive's supervisor or the Board. The Compensation Committee determines, in its sole discretion, whether an executive has incurred a separation from service that is a termination for cause under the DCP.

  •
  Disability.  In the event Mr. Turner's employment terminates due to disability, base salary, medical benefits, and life insurance benefits generally are continued until age 65. For this purpose, disability means the inability to render the services required under the employment agreement for a period of 180 days during any 12-month period.

  •
  Death.  In the event Mr. Turner's employment terminates due to death, base salary will be continued for the remaining term of the agreement. In addition, a bonus payment will be made to Mr. Turner's estate pursuant to the STIP equal to the full amount of the bonus that otherwise would have been payable under the STIP (if any) for the year of termination, and a bonus payment for one subsequent year will be made pursuant to the STIP (with such payment determined on the assumption that target performance is achieved for such year).

        The continued receipt of payments and benefits by Mr. Turner upon termination of employment due to expiration of his employment agreement or involuntary termination without cause is conditioned upon satisfaction, for a period of 24 months after termination of employment, of a covenant not to compete and a covenant not to solicit customers or employees of Spirit.

        Spirit's employment agreement with Mr. Lewelling provides for the payment of certain compensation and benefits to Mr. Lewelling only upon termination of employment by Spirit without cause within two years after the effective date of his agreement. As Mr. Lewelling has been employed by Spirit for longer than two years under his employment agreement, no additional compensation or benefits will be payable to Mr. Lewelling pursuant to his employment agreement by reason of termination of his employment with Spirit.

        Neither the Company nor Spirit has an employment agreement with Mr. Buchanan or Mr. King. Accordingly, upon termination of their employment, salary and benefits continue only through the date of termination, except as provided under the STIP, as described below.

Supplemental Executive Retirement Plan

        Pursuant to the SERP, Mr. Turner holds 228,675 phantom stock units. Upon a "Change-in-Control" following a "Liquidity Event" (as defined in the SERP), Mr. Turner is entitled to receive payment with respect to each of those phantom stock units in an amount equal to (i) the market value of one share of Class B Common stock in the Company (determined as of the business day immediately preceding the date of payment), plus (ii) the amount of all dividends (other than stock dividends), if any, actually paid on one share of Class B Common stock in the Company during the period from June 16, 2005 through the date payment is made. A "Change-in-Control" under the SERP is a transaction pursuant to which a person, or more than one person acting as a group (in either case, however, excluding Onex), acquires (i) more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization, or sale or transfer of the Company's equity interests), or (ii) all or substantially all of the assets of the Company or Spirit and all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company. A "Liquidity Event" under the SERP includes the initial public offering consummated by the Company on November 27, 2006. Thus, Mr. Turner will be entitled to payment under the SERP with respect to his phantom stock units upon any future "Change-in-Control." Payment under the SERP will be made in a single lump sum in cash or stock as soon as administratively practicable following the change-in-control.

Deferred Compensation Plan

        Pursuant to the DCP, the Named Executive Officers participating in the DCP are entitled to receive payment of amounts credited to their deferred compensation accounts under the DCP upon a separation from service with Spirit and its affiliates. Amounts are payable in a lump sum or in up to 15 annual installment payments, as elected by each participant (subject to the terms and conditions set forth in the DCP).

        Payment to a participant of any employer matching or discretionary contributions made under the DCP is subject to satisfaction by the participant of noncompetition and nonsolicitation requirements during the term of the participant's employment and for so long as the participant receives payments under the DCP and confidentiality requirements. In addition, the participant must not have been terminated for cause.

Short-Term Incentive Plan

        Pursuant to the STIP, a "Qualifying Retirement" by a STIP participant will entitle the participant to (i) receive a prorated STIP award (based on the portion of the year in which services were performed), paid in cash, based on the full-year STIP performance metrics actually achieved for such year and (ii) acceleration in full of the vesting requirement of any outstanding unvested STIP shares previously granted to such participant. The amounts to be received by Mr. Turner pursuant to the STIP in the event of a voluntary retirement is set forth on the summary table below relating to termination of Mr. Turner's employment, under the heading "Voluntary Termination."

Summary Tables and Information

        The following tables summarize the amounts potentially payable upon termination of employment for each of Messrs. Turner and Anderson assuming termination occurred on December 31, 2011. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (i.e., the single sum does not reflect any discount).

Jeffrey L. Turner

	Voluntary Termination		Termination for Cause	Termination Upon Expiration of Employment Agreement		Involuntary Termination Without Cause		Termination Due to Disability		Termination Due to Death
Salary Continuation	—		—	$1,400,000	(4)	$1,400,000	(4)	$3,150,000	(7)	$1,020,833	(10)
Future STIP Award	$1,250,187	(3)	—	$3,540,621	(5)	$3,540,621	(5)	—		$2,140,620	(11)
Medical/Dental Insurance	—		—	$35,768	(6)	$35,768	(6)	$89,821	(8)	—
Life Insurance	—		—	—		—		$4,158	(9)	—
SERP (Phantom Stock)(1)	$4,751,867		$4,751,867	$4,751,867		$4,751,867		$4,751,867		$4,751,867
DCP—Employee(2)	$122,867		$122,867	$122,867		$122,867		$122,867		$122,867

(1)
228,675 phantom stock units multiplied by $20.78 (the NYSE closing price for our Class A Common stock on the last trading day of our fiscal year 2011).

(2)
Account balance as of December 31, 2011.

(3)
Includes (i) a cash payment in the amount of $740,620 representing the 2011 STIP award and (ii) accelerated vesting of 24,522 shares, multiplied by $20.78 (the closing price for our Class A Common stock on December 30, 2011, the last trading day of our fiscal year 2011) for a value of $509,567.

(4)
Base salary of $700,000 for 24 months.

(5)
100% of 2011 STIP award of $740,620, plus 2 additional years at target performance (200% of $700,000 base salary each year).

(6)
Average monthly company contribution toward medical and dental coverage ($1,414 medical and $76 dental) for 24 months (in calculating the average premium for the Company contribution toward Mr. Turner's medical and dental coverage, a 9% increase per year was taken into consideration over the period of the coverage).

(7)
Base salary ($700,000) continued to age 65 (4 1/2 years).

(8)
Average monthly company contribution toward medical and dental coverage ($1,578 medical and $85 dental) continued to age 65 (4 1/2 years). (In calculating the average premium for the company contribution toward Mr. Turner's medical and dental coverage, a 9% increase per year was taken into consideration over the period of the coverage.)

(9)
Monthly company contribution toward life insurance coverage ($77) continued to age 65 (4 1/2 years).

(10)
Base salary ($700,000) continued to June 15, 2013 (17 1/2 months).

(11)
100% of 2011 STIP award of $740,620, plus 1 additional year at target performance (200% of $700,000 base salary).

Philip D. Anderson

	Voluntary Termination	Termination for Cause	Termination Upon Expiration of Employment Agreement	Involuntary Termination Without Cause		Termination Due to Disability		Termination Due to Death
Salary Continuation	—	—	—	$330,000	(1)	$330,000	(1)	—
Medical/Dental Insurance	—	—	—	$18,288	(2)	$18,288	(2)	—

(1)
Base salary of $330,000 for 12 months.

(2)
Monthly company contribution toward medical and dental coverage ($1,392 medical and $132 dental) for 12 months.

Richard R. Buchanan

        Assuming voluntary retirement by Mr. Buchanan on December 31, 2011, Mr. Buchanan would be entitled, pursuant to the STIP, to a cash payment in the amount of $182,732 and accelerated vesting of 7,463 shares, multiplied by $20.78 (the closing price for our Class A Common stock on December 30, 2011, the last trading day of our fiscal year 2011) for a value of $155,081. "Qualifying Retirement" is defined in the STIP as the voluntary termination of employment by a participant (i) who is age 55 or older with ten years of service with the Company, or (ii) who is age 60 or older with five years of service with the Company.

Michael G. King

        Assuming voluntary retirement by Mr. King on December 31, 2011, Mr. King would be entitled, pursuant to the STIP, to a cash payment in the amount of $154,579 and accelerated vesting of 5,637 shares, multiplied by $20.78 (the closing price for our Class A Common stock on December 30, 2011, the last trading day of our fiscal year 2011) for a value of $117,137. "Qualifying Retirement" is defined in the STIP as the voluntary termination of employment by a participant (i) who is age 55 or older with ten years of service with the Company, or (ii) who is age 60 or older with five years of service with the Company.

Change-in-Control

        Neither the Company nor Spirit maintains a change-in-control agreement or any other similar plan or arrangement intended specifically to provide income protection for executive officers upon a change-in-control. However, several of the Company's plans provide certain benefits to executive officers in the event of a change-in-control.

        Under the SERP, a change-in-control may result in payment of amounts with respect to phantom stock granted under the SERP. Under the EIP, a change-in-control may provide participants the opportunity to acquire an interest in restricted shares granted under the EIP and/or may increase the opportunity to acquire an interest in restricted shares upon a future liquidity event.

        Under the STIP and LTIP, a change-in-control of the Company will entitle the participants in those plans (which includes all of the Named Executive Officers) to accelerated vesting in full of any outstanding unvested shares held pursuant to the STIP and LTIP. In addition, under the STIP, upon the occurrence of a change-in-control of the Company, each Qualifying STIP Participant will be entitled to receive an award of cash in an amount equal to the full-year STIP award that such participant would have been entitled to receive for such year had the target performance metrics established for such year been met. Under the LTIP, upon the occurrence of a change-in-control of the Company, each Qualifying LTIP Participant will be entitled to receive an award of cash in an amount equal to the value of the full-year LTIP award that would have been made to such participant if not for occurrence of the change-in-control. For both the STIP and LTIP, a change-in-control is (i) a transaction pursuant to which a person, or more than one person acting as a group (in either case, however, excluding Onex), acquires more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization, or sale or transfer of the Company's equity interests), (ii) a merger or consolidation involving the Company in which the Company is not the surviving entity, or (iii) a transaction that is a sale of all or substantially all of the assets of the Company or Spirit to a person other than Onex if all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company.

        Under the Perquisite Allowance Plan, any of the Named Executive Officers who are employed by the Company on the date of closing of a change-in-control transaction or who were involuntarily terminated by the Company without cause during the 90-day period ending on the date of the change-in-control transaction are entitled to receive a cash award equal to (i) any remaining unused portion of the Named Executive Officer's allowance for the calendar year in which the change-in-control transaction occurs, plus (ii) an amount equal to 100% of the Named Executive Officer's allowance for the calendar year in which the change-in-control transaction occurs. The annual allowance amount for Mr. Turner is $25,000 and will be determined by the Company for the other Named Executive Officers (not exceeding an annual amount of $13,000 per participant). Under the Perquisite Allowance Plan, a change-in-control is defined as defined in the LTIP (as described above).

Executive Incentive Plan

        Pursuant to the EIP, participants have the opportunity to acquire an interest in restricted shares granted under the EIP upon the occurrence of a "Liquidity Event." A "Liquidity Event" is defined under the EIP to include a "Change-in-Control." A "Change-in-Control" is defined under the EIP as a transaction pursuant to which a person, or more than one person acting as a group (in either case, however, excluding Onex), acquires (i) more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization, or sale or transfer of the Company's equity interests), or (ii) all or substantially all of the assets of the Company or Spirit and all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company. Thus, upon a "Change-in-Control" under the EIP, participants may have the opportunity to acquire an interest in restricted shares granted under the EIP. On October 20, 2008, the Board amended the EIP to remove the change-in-control requirement from the EIP. Thus, to the extent EIP participants have been granted restricted stock under the EIP in which they have not yet acquired an interest as of June 16, 2015, they may acquire an interest in that stock on that date, regardless of whether a change-in-control has occurred.

Summary Table

        The following table summarizes the compensation that may become payable to the Company's current Named Executive Officers upon a change-in-control, assuming the change-of-control occurred on December 31, 2011.

	SERP		EIP		STIP		LTIP		Perquisite Allowance Plan
Jeffrey L. Turner, President & CEO	$4,751,867	(1)	$3,405,780	(3)	$1,976,142	(4)	$9,964,155	(5)	$50,000	(6)
Philip D. Anderson, SVP, CFO	—		—		$408,566	(4)	$1,298,105	(5)	$26,000	(6)
John A. Lewelling, SVP, Corporate Strategy	—		$910,538	(3)	$645,207	(4)	$1,647,837	(5)	$26,000	(6)
Richard R. Buchanan, SVP, Advanced Projects	—		$299,939	(3)	$516,926	(4)	$1,670,958	(5)	$26,000	(6)
Michael G. King, SVP & COO	$696,899	(2)	$449,929	(3)	$423,236	(4)	$1,543,312	(5)	$26,000	(6)

(1)
228,675 phantom stock units multiplied by $20.78 (the closing price for our Class A Common stock on December 30, 2011, the last trading day of our fiscal year 2011).

(2)
33,537 phantom stock units multiplied by $20.78 (the closing price for our Class A Common stock on December 30, 2011, the last trading day of our fiscal year 2011).

(3)
Number of restricted shares multiplied by per share value. Assumes all remaining equity interest in us held by Onex is disposed of in a transaction occurring as of December 31, 2011, and "Return on Invested Capital" equals or exceeds 26%. Therefore, EIP participants acquire an interest in all remaining shares of restricted stock. Value per share of restricted stock assumed to be $20.78 (the closing price for our Class A Common stock on December 30, 2011, the last trading day of our fiscal year 2011).

(4)
Represents (i) a cash award in an amount equal to the value of the full-year STIP award that such Named Executive Officer would have been entitled to receive for such year had the target performance metrics established for such year been met, and (ii) the amount of any outstanding unvested shares held by such Named Executive Officer pursuant to the STIP (which, pursuant to the STIP, vest upon the change of control), multiplied by $20.78 (the closing price for our Class A Common stock on December 30, 2011, the last trading day of our fiscal year 2011).

(5)
Represents (i) a cash award in an amount equal to the value of the full-year LTIP award that would have been made to such Named Executive Officer in the ordinary course of business within the twelve-month period following the date of the change-in-control, if not for the occurrence of the change-in-control, and (ii) the amount of any outstanding unvested shares held by such Named Executive Officer pursuant to the LTIP (which, pursuant to the LTIP, vest upon the change of control), multiplied by $20.78 (the closing price for our Class A Common stock on December 30, 2011, the last trading day of our fiscal year 2011).

(6)
Represents a cash award under the Perquisite Allowance Plan, assuming that such Named Executive Officer's allowance for 2011 was entirely unused upon the occurrence of the change-in-control.

 PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

        PricewaterhouseCoopers LLP currently serves as the Company's independent registered public accounting firm, and that firm conducted the audit of the Company's accounts for fiscal year 2011. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012, and the Board is asking the Company's stockholders to ratify that selection. Selection of the Company's independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002 as well as the charter of the Audit Committee require the Audit Committee to engage, retain, and supervise the Company's independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers LLP for ratification by the Company's stockholders as a matter of good corporate practice.

        If a majority of votes cast on this matter are not cast in favor of the selection of PricewaterhouseCoopers LLP, the Audit Committee and the Board will reconsider the selection of such firm as the Company's independent registered public accounting firm. Even if the Company's stockholders vote on an advisory (non-binding) basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

        The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

        Unless otherwise instructed, the proxy holders will vote proxies received by them "FOR" the proposal. The affirmative vote of a majority of the votes of the shares of Common stock represented at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 Report of the Audit Committee

        The Board has a separately-designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal and regulatory compliance, and ethics that the Board and the Company's management have established, and the Company's auditing, accounting, and financial reporting processes generally. The Audit Committee annually selects the Company's independent registered public accounting firm and evaluates the independence, qualifications, and performance of the Company's internal auditors and the independent registered public accounting firm. The Audit Committee establishes procedures for and oversees receipt, retention, and treatment of complaints received by the Company regarding accounting, internal control, or auditing matters and the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

        The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements as of and for the year ended December 31, 2011, as well as the representations of management regarding the Company's internal control over financial reporting. The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls, management's representations regarding internal control over financial reporting, and the overall quality of the Company's financial reporting.

        The Audit Committee has discussed with the independent registered public accounting firm all items required by the standards of the Public Company Accounting Oversight Board, including the Statement on Auditing Standards, No. 61, as amended by AICPA, Professional Standards, Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management.

        The Audit Committee has relied on management representations that the financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and on the opinion of the independent registered public accounting firm included in their report to the Company's audited financial statements.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC, and selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012.

  Audit Committee
  Francis Raborn, Chairman
  Charles L. Chadwell
  Ivor (Ike) Evans

 Fees Billed by the Independent Registered Public Accounting Firm

        The fees incurred by the Company, including its majority-owned subsidiaries, for services provided by PricewaterhouseCoopers LLP, the independent registered public accounting firm, in 2011 and 2010 are set forth below.

	December 31, 2011	December 31, 2010
	(Dollars in thousands)
Audit Fees(1)	$3,651.0	$3,459.1
Audit-Related Fees(2)	$354.6	$196.5
Tax Fees(3)	$180.0	$93.8
All Other Fees(4)	$93.7	$—

Total	$4,279.3	$3,749.4

(1)
Represents fees and expenses for professional services provided in connection with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.

(2)
For 2011, amount is primarily for assistance with non-recurring technical reviews requested by the Company. For 2010, amount is primarily for assistance with the Company's offering of senior notes and Registration Statements on Form S-4 relating to exchange offers for senior notes and non-recurring technical reviews requested by the Company.

(3)
Represents fees and expenses for preparation and review of tax returns and filings, tax consultations and advice related to compliance with tax laws, and tax planning strategies.

(4)
For 2011, amount is primarily for professional services provided to the Company. No fees or expenses were incurred in this category for fiscal year 2010.

        The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year. All non-audit services must be approved by the Audit Committee.

OTHER MATTERS

General

        The Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals (including proposals omitted from the Proxy Statement and form of proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

 The Company's Solicitation of Proxies

        The Proxy accompanying this Proxy Statement is solicited by the Board. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will pay persons holding shares of Common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

Stockholders Proposals to Be Presented at the 2013 Annual Meeting of Stockholders

        Stockholders Proposals.    Under the rules and regulations of the SEC, proposals of stockholders intended to be included in the Company's proxy statement for presentation at the Company's 2013 Annual Meeting of Stockholders (i) must be received by the Company at its offices no later than November 27, 2012 (120 days preceding the one year anniversary of the Mailing Date), (ii) may not exceed 500 words and (iii) must satisfy the conditions established by the SEC for stockholder proposals to be included in the Company's proxy statement and form of proxy for that meeting, and must otherwise contain certain information specified in the Company's By-laws. In addition, pursuant to the Company's By-laws, a stockholder desiring to propose any matter for consideration at the 2013 Annual Meeting of Stockholders, other than through inclusion in the Company's proxy materials, must notify the Company's Secretary at the Company's offices, on or before January 1, 2013 (120 days prior to the one year anniversary of the immediately preceding annual meeting).

        Discretionary Proposals.    Stockholders intending to commence their own proxy solicitations and present proposals from the floor of the Company's 2013 Annual Meeting of Stockholders in compliance with Rule 14a-4 promulgated under the Exchange Act must notify the Company of such intentions before February 10, 2013 (45 days preceding the one year anniversary of the Mailing Date). After such date, the Company's proxy in connection with the 2013 Annual Meeting of Stockholders may confer discretionary authority on the Board to vote.

The Company's Website

        In addition to the information about the Company and its subsidiaries contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.spiritaero.com, including information about its management team, products and services and its corporate governance practices. The content on the Company's website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement.

        The Company makes available through its Internet website under the heading "Investor Relations", its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports after it electronically files such materials with the SEC. Copies of the Company's key corporate governance documents, including its Corporate Governance Guidelines, Code of Ethics and Business Conduct, charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, the Related Person Transaction Policy and the Insider Trading Policy are available on the Company's website, www.spiritaero.com.

        The Company's 2011 Annual Report, including a copy of its Annual Report on Form 10-K (which is not a part of the Company's proxy soliciting materials), excluding exhibits, is being mailed to stockholders with this Proxy Statement. A copy of any or all exhibits to the Form 10-K will be furnished to any stockholder, without charge, upon receipt of a phone call or written request from such person. Such request may be made to the Company's Investor Relations Department by writing to

Spirit AeroSystems, Investor Relations, P.O. Box 780008, Wichita, KS, 67278-0008, or by calling (316) 523-7040 or by sending an email request to investorrelations@spiritaero.com.

By order of the Board of Directors.

Sincerely,

Douglas C. Stuhlsatz
 Interim General Counsel and Acting Secretary
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
March 27, 2012

Please mark your votes as indicated in this example X Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 17527-1 NOTE: Please sign exactly as name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee, or in another representative capacity, sign name and title. FOR AGAINST ABSTAIN 2. Ratify the selection of PricewaterhouseCoopers LLP. FOLD AND DETACH HERE SPIRIT AEROSYSTEMS HOLDINGS, INC. The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2. FOR ALL WITHHELD FOR ALL SPIRIT AEROSYSTEMS HOLDINGS, INC. ANNUAL MEETING PROXY CARD 1. Election of Directors: Nominees: 01 – Charles L. Chadwell 02 – Ivor Evans 03 – Paul Fulchino 04 – Richard Gephardt 05 – Robert Johnson 06 – Ronald Kadish 07 – Tawfiq Popatia 08 – Francis Raborn 09 – Jeffrey L. Turner EXCEPTIONS* (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below. *Exceptions

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important Notice Regarding the Internet Availability of Proxy Materials for Spirit AeroSystems Holdings, Inc.’s 2012 Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report are available at: http://bnymellon.mobular.net/bnymellon/spr Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# 17527-1 Please keep this ticket to be admitted to the annual meeting. NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS TIME: PLACE: WHO MAY VOTE: 11:00 A.M. Eastern Time on Hyatt Dulles You may vote if you were a Tuesday, May 1, 2012 Cirrus Conference Room stockholder of record at the close 2300 Center Blvd. of business on March 19, 2012. Herndon, Virginia 20171 By order of the Board of Directors Douglas C. Stuhlsatz, Interim General Counsel and Acting Secretary PROXY / VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS SPIRIT AEROSYSTEMS HOLDINGS, INC. 2012 ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2012 Each signatory on the reverse side hereby appoints Douglas C. Stuhlsatz and Tawfiq Popatia, and each of them, with the power of substitution, proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of Spirit AeroSystems Holdings, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 1, 2012 (the "Meeting"), and at any adjournment thereof, with respect to all of the proposals indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting. This proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted in accordance with the recommendations of the Board of Directors of Spirit AeroSystems Holdings, Inc. on all the proposals referred to on the reverse side and in the discretion of the proxies on any other matters as may properly come before the Meeting. IMPORTANT: PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.